                                                                     Exhibit 4.8

                                                                  Execution Copy



                                13 NOVEMBER 2006



                  YINGLI GREEN ENERGY HOLDING COMPANY LIMITED.
                                   AS COMPANY



                                       and



                         DB TRUSTEES (HONG KONG) LIMITED
                                   AS TRUSTEE









                                   TRUST DEED



                                  CONSTITUTING



                          US$85,000,000 Bonds due 2008










                               (WHITE & CASE LOGO)

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                                    CONTENTS

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CLAUSE   HEADING                                                                                                   PAGE

1        Interpretation............................................................................................  2

2        Amount of the Bonds and Covenant to Pay...................................................................  4

3        Form of the Bonds and Certificates; Issue of the Bonds....................................................  5

4        Stamp Duties and Taxes....................................................................................  6

5        Further issues............................................................................................  6

6        Covenants relating to the Share Conversion................................................................  7

7        The Security..............................................................................................  7

8        Application of Moneys received by the Trustee............................................................  11

9        Covenants................................................................................................  12

10       Remuneration and Indemnification of the Trustee..........................................................  12

11       Provisions Supplemental to the Trustee Act 1925 and the Trustee Act 2000.................................  14

12       Trustee Liable for Negligence............................................................................  18

13       Waiver and Proof of Default..............................................................................  18

14       Trustee not Precluded from Entering into Contracts.......................................................  19

15       Modification.............................................................................................  19

16       Appointment, Retirement and Removal of the Trustee.......................................................  19

17       Currency Indemnity.......................................................................................  20

18       Communications...........................................................................................  21

19       Governing Law and Jurisdiction...........................................................................  22

20       Counterparts.............................................................................................  22

Schedule 1 Form of Certificate for Definitive Tranche A Bonds.....................................................  23

Schedule 2 Form of Certificate For Definitive Tranche B Bonds.....................................................  43

Schedule 3 Provisions for Meetings of Bondholders.................................................................  85

Schedule 4 Trustee's Powers In Relation To The Security...........................................................  91



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THIS TRUST DEED is dated 13 November 2006 and made

BETWEEN:

(1) YINGLI GREEN ENERGY HOLDING COMPANY LIMITED., (the "COMPANY"), a company incorporated in the Cayman Islands and having its registered office at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681 GT, George Town, Grand Cayman, Cayman Islands; and

(2) DB TRUSTEES (HONG KONG) LIMITED, (the "TRUSTEE", which expression, where the context so admits, includes all persons for the time being the trustee or trustees of this Trust Deed).

BACKGROUND:

(A) The Company has, pursuant to resolution by its board of directors, authorised the issue of US$85,000,000 Bonds due 2008, comprising the Tranche A Bonds and the Tranche B Bonds.

(B) The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

THIS DEED WITNESSES AND IT IS DECLARED as follows:

1    INTERPRETATION

     1.1 DEFINITIONS: Terms defined in the Conditions, the Notes Conditions and the Notes Trust Deed have the same meanings where used herein unless separately defined herein. In addition, the following expressions have the following meanings:

          "AGENTS" means the Principal Agent, the Registrar, and the other paying, conversion and transfer agents appointed under the Agency Agreement, at their specified offices, and their Successors;

          "AUTHORISED OFFICER" means any Director or Attorney of the Company who has been authorised by the Company to sign the certificates required under the Trust Deed on behalf of, and so as to bind, the Company;

          "CONDITIONS" means the terms and conditions set out in Schedule 1 (in the case of the Tranche A Bonds) and Schedule 2 (in the case of the Tranche B Bonds) as from time to time modified in accordance with this Trust Deed, and any reference to a particularly numbered Condition shall be construed accordingly;

          "DIRECTORS" means the directors of the Company;

          "EXTRAORDINARY RESOLUTION" has the meaning set out in Schedule 3;


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          "INITIAL PURCHASER" means Yingli Power Holding Ltd. as initial purchaser under the Subscription Agreement;

          "MCB REDEMPTION SUBACCOUNT" means the subaccount of the Issuer Account of that name established pursuant to the First Escrow Agreement;

          "NOTES TRUST DEED" means the trust deed dated as of 13 November 2006 among the Issuer, Liansheng Miao and the Trustee and the Terms and Conditions relating thereto (the "NOTES CONDITIONS");

          "NOTES TRUSTEE" means DB Trustees (Hong Kong) Limited in its capacity as trustee under the Notes Trust Deed (or its successor trustee);

          "SUBSCRIPTION AGREEMENT" means the Subscription Agreement dated 13 November 2006 between the Company and Yingli Power Holding Company Limited in connection with the subscription of the Bonds;

          "SUCCESSOR" means, in relation to the Agents, such other or further person as may from time to time be appointed by the Company as an Agent with the written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Bondholders; and

          "THIS TRUST DEED" means this Trust Deed (as from time to time altered in accordance with this Trust Deed) and any other document executed in accordance with this Trust Deed (as from time to time so altered) and expressed to be supplemental to this Trust Deed.

     1.2  CONSTRUCTION OF CERTAIN REFERENCES: References to:

          1.2.1 costs, charges, remuneration or expenses include any withholding, value added, turnover or similar tax charged in respect thereof;

          1.2.2 "U.S. DOLLARS" and "US$" are to the lawful currency for the time being of the United States of America; and

          1.2.3 an action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include references to the action, remedy or method of judicial proceedings in jurisdictions other than England as shall most nearly approximate thereto.

     1.3  HEADINGS: Headings shall be ignored in construing this Trust Deed.

     1.4 SCHEDULES: The Schedules are part of this Trust Deed and have effect accordingly.

     1.5 DEFINITIONS IN CONDITIONS: Terms defined in the Conditions shall, unless otherwise defined herein, have the same meaning when used in the main body of this Trust Deed.


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     1.6  CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999: A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed except and to the extent (if any) that this Trust Deed expressly provides for such Act to apply to any of its terms.

2    AMOUNT OF THE BONDS AND COVENANT TO PAY

     2.1 AMOUNT OF THE BONDS: The aggregate principal amount of the Tranche A Bonds and Tranche B Bonds are limited to US$38,000,000 and US$47,000,000 respectively.

     2.2 COVENANT TO PAY: The Company will, at least one Business Day prior to any date when the Bonds or any of them become due to be redeemed, unconditionally pay or procure to be paid to (i) for so long as the Bonds and/or Shares held by the Initial Purchaser are secured under the Debenture and Share Charge, the relevant account of the principal agent for the Notes referred to in Clause 8.2 of the Notes Agency Agreement or in the case of any payment under Condition 10(C) of the Tranche A Bonds, to the MCB Redemption Subaccount, or (ii) such other account as may be advised by the Trustee, in U.S. Dollars in immediately available funds the principal amount of the Bonds becoming due for redemption or repayment on that date together with any applicable premium and, will (subject to the Conditions) until such payment (both before and after judgement) unconditionally so pay to the aforesaid account or to the order of the Trustee interest on the principal amount of the relevant Bonds outstanding as set out in the relevant Conditions provided that (a) every payment of any sum due in respect of the Bonds made to the principal agent as provided in the Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Bondholders under the Conditions (or for so long as the Bonds are secured under the Debenture and the Share Charge, the holders of the Notes), and (b) a payment made after the due date will be deemed to have been made on the third business day in London after the full amount due (including interest accrued to that third business day) has been received by the principal agent or the Trustee and notice to that effect has been given to the Bondholders (if requested by the Trustee) except (if payment is made to the principal agent) to the extent that there is failure in the subsequent payment to the relevant Bondholders under the Conditions (or for so long as the Bonds are secured under the Debenture and the Share Charge, the holders of the Notes). The Trustee will hold the benefit of the covenants in this Clause 2.2 on trust for the Bondholders.

     2.3 DISCHARGE: Subject to Clause 2.4, any payment to be made in respect of the Bonds by the Company or the Trustee may be made as provided in the Conditions and any payment so made will (subject to Clause 2.4) to such extent be a good discharge to the Company or the Trustee, as the case may be.


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     2.4  PAYMENT AFTER A DEFAULT: At any time after an Event of Default has occurred the Trustee may:

          2.4.1 by notice in writing to the Company and the Agents, require the Agents, until notified by the Trustee to the contrary, so far as permitted by applicable law:-

                 (a) to act as agents of the Trustee under this Trust Deed and the Bonds on the terms of the Agency Agreement (with consequential amendments as necessary and except that the Trustee's liability for the indemnification, remuneration and all other expenses of the Agents will be limited to the amounts for the time being held by the Trustee in respect of the Bonds on the terms of this Trust Deed and available for the purpose) and thereafter to hold all Certificates and all moneys, documents and records held by them in respect of Bonds to the order of the Trustee; and/or

                 (b) to deliver all Certificates and all moneys, documents and records held by them in respect of the Bonds to the Trustee or as the Trustee directs in such notice, provided that this Clause 2.4.1(b) shall not apply to any documents or records which the relevant Agent is obliged not to release by any laws or regulations to which it is subject; and

          2.4.2 by notice in writing to the Company require it to make all subsequent payments in respect of the Bonds to or to the order of the Trustee and not to the Principal Agent.

3    FORM OF THE BONDS AND CERTIFICATES; ISSUE OF THE BONDS

     3.1 CERTIFICATES: The Bonds will be represented by the relevant definitive Certificates, issued to each Bondholder, and will be substantially in the form set out in Schedule 1 (in the case of the Tranche A Bonds) and Schedule 2 (in the case of the Tranche B Bonds) and endorsed with the respective Conditions.

     3.2 SIGNATURE: The definitive Certificates shall be signed manually or in facsimile by one Director or Authorised Officer of the Company duly authorised for the purpose or manually or in facsimile by any duly authorised attorney of the Company and authenticated manually or in facsimile by or on behalf of the Registrar. Bonds represented by Certificates so executed and authenticated will be binding and valid obligations of the Company.

     3.3 REDEMPTION: Upon redemption of the Bonds for any reason, a notation will be made by the Registrar in the register reflecting such event (or, in the case of any definitive Certificates that are outstanding, such Certificates shall be surrendered to the Registrar).


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     3.4  ENTITLEMENT TO TREAT HOLDER AS OWNER: A Bondholder will (save as otherwise required by law) be treated as the absolute owner of a Bond registered in its name for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on or the theft or loss of the Certificate issued in respect of it) and no person will be liable for so treating the holder.

4    STAMP DUTIES AND TAXES

     4.1 STAMP DUTIES: The Company will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, payable in respect of the creation, issue and offering of the Bonds, the execution or delivery of this Trust Deed and the deposit of Certificates, the conversion of Tranche B Bonds into Shares, and the issue of Shares following such conversion. The Company will also indemnify the Trustee and the Bondholders from and against all stamp, issue, registration, documentary or other like taxes paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Trustee or, as the case may be, (where entitled under Condition 18 to do so) the Bondholders to enforce the obligations of the Company under this Trust Deed or the Bonds.

     4.2 CHANGE OF TAXING JURISDICTION: If the Company is or becomes subject generally to the taxing jurisdiction of any territory or any authority of or in that territory having power to tax other than or in addition to the Cayman Islands or any such authority of or in such territory imposes taxes, duties, assessments or governmental charges of whatever nature with respect to this Trust Deed or the Bonds then the Company will (upon request by the Trustee) give to the Trustee an undertaking satisfactory to the Trustee in terms and manner corresponding to the terms of Condition 11, with the substitution for, or (as the case may require) the addition to, the references in that Condition to the Cayman Islands of references to that other or additional territory or authority to whose taxing jurisdiction the Company is or has become so subject or which has imposed such taxes, duties, assessments or governmental charges. In such event this Trust Deed and the Bonds will be read accordingly.

5    FURTHER ISSUES

     5.1 LIBERTY TO CREATE: The Company may from time to time with the consent of the Bondholders create and issue further bonds, notes or debentures (the "FURTHER BONDS") (whether in bearer or registered form) either having the same terms and conditions as the Bonds in all respects (save for the date of issue) and so that the same shall be consolidated and form a single series with the Bonds, or (in any case) upon such terms as to interest, subordination (if any), conversion, premium, redemption and otherwise as the Company may at the time of issue thereof determine.

     5.2 MEANS OF CONSTITUTION: Any further bonds, notes or debentures created and issued pursuant to the provisions of Clause 5.1 above so as to form a single


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          series with the Bonds shall be constituted by a deed supplemental to this Trust Deed and any other further bonds, notes or debentures of any series created and issued pursuant to the provisions of Clause 5.1 above may (provided that such bonds, notes or debentures rank for payment to the same extent as the Bonds), with the consent of the Trustee, be so constituted. The Company shall prior to the issue of any Further Bonds to be so constituted execute and deliver to the Trustee a deed supplemental to this Trust Deed (if applicable duly stamped or denoted) and containing a covenant by the Company in the form mutatis mutandis of Clause 2 of this Trust Deed in relation to the principal and interest in respect of such Further Bonds and such other provisions (corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require.

     5.3 NOTE OF SUPPLEMENTAL DEEDS: A memorandum of every such supplemental deed shall be endorsed by the Trustee on this Trust Deed and by the Company on the duplicate(s) of this Trust Deed.

     5.4 NOTICE OF FURTHER ISSUES: Whenever it is proposed to create and issue any Further Bonds, the Company shall give to the Trustee not less than seven days' notice in writing of its intention to do so, stating the amount of Further Bonds proposed to be created or issued.

     5.5 SEPARATE SERIES: Any Further Bonds not forming a single series with the Bonds shall form a separate series and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, the provisions of Clause 5.2 and of Clauses 4 and 6 to 19 (inclusive) (other than Clauses 16.1, 16.2 and 16.5) and Schedule 3 shall apply mutatis mutandis separately and independently to the Bonds of each series and in such Clauses and Schedule the expressions "BONDS" and "BONDHOLDERS" shall be construed accordingly.

6    COVENANTS RELATING TO THE SHARE CONVERSION

     The Company hereby undertakes to, and covenants with, the Trustee that the Company will, unless otherwise required by applicable laws and regulations, keep available, free from pre-emptive or other rights, out of its authorised but unissued share capital such number of Shares as would be required to be issued to Bondholders on conversion of all the Tranche B Bonds from time to time remaining outstanding and to satisfy in full all other rights of conversion into or exchange or subscription for Shares and shall ensure that (i) the Company will register the Notes Trustee or in any other case) such other person as advised by the Trustee as the holder of that number of Shares issuable upon conversion and (ii) all Shares so delivered upon conversion of Tranche B Bonds will be duly and validly issued as fully-paid and non-assessable and shall rank pari passu with and will be fully fungible with the Shares then outstanding.

7    THE SECURITY

     7.1 APPOINTMENT OF TRUSTEE: the Trustee is hereby appointed to act as trustee, agent, administrator and, to the extent required by applicable law, attorney for


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          the purpose of holding on trust, executing, accepting, administering and enforcing the security created under CB Security Documents for and on behalf of the Bondholders.

     7.2 TRUST: The Trustee accepts its appointment as a trustee, agent and administrator of the CB Security Documents and declares that it shall hold such security for itself and on behalf of the Secured Creditors on the terms contained in this Trust Deed and shall have only those duties, obligations and responsibilities expressly specified in the CB Security Documents and this Trust Deed.

     7.3 ADDITIONAL SECURITY. Subject to the provisions of this Trust Deed, the Trustee may from time to time accept as security the benefit of any additional security as may from time to time be granted to it as security for all obligations and amounts due under the CB Documents.

     7.4  RELEASE OF SECURITY.

          On the irrevocable and unconditional payment or discharge by or on behalf of the Company of all sums due under this Trust Deed and the Bonds and the Company certifying such events to the Trustee, the Trustee shall, at the request and cost of the Company, release and cancel the security created under the CB Security Documents and procure the reassignment to the relevant party of the property and assets assigned to the Trustee pursuant to the CB Security Documents as soon as reasonably practicable.

     7.5 NO INDEPENDENT POWER. Bondholders shall not have any independent power to enforce, or have recourse to, any of the CB Security Documents or to exercise any rights or powers arising under the CB Security Documents except through the Trustee unless the Trustee, having been obligated to do so and indemnified and/or secured to its satisfaction, fails to do so within a reasonable time and such failure is continuing.

     7.6 NO RESPONSIBILITY TO PERFECT SECURITY. The Trustee shall not be liable for any failure, omission or defect (save arising from its own gross negligence, fraud or wilful misconduct) in perfecting or protecting its rights under the CB Security Documents or the priority of such security, including, without limitation, failure to:

          7.6.1 require the deposit with it of any deed or document certifying, representing or constituting the title of the Company to any of such security;

          7.6.2 obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the CB Security Documents;

          7.6.3 register, file or record or otherwise protect any security (or the priority of any security) under any applicable laws in any jurisdiction or to give


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

                notice to any person of the execution of any of the CB Security Documents;

          7.6.4 take, or to require Company to take, any steps to perfect its title to any of the assets subject to the CB Security Documents or to render any security effective or to secure the creation of any ancillary security interest under the laws of any jurisdiction; or

          7.6.5 require any further assurances in relation to any of the CB Security Documents.

     7.7  ENFORCEMENT OF THE SECURITY

          7.7.1 Upon the occurrence of an Event of Default which is continuing, the Trustee shall be entitled to do any of the acts and things listed in Schedule 4 (Trustee's Powers in Relation to the Security), including but not limited to, taking any steps necessary or required to enforce or collect or require the enforcement or collection of any of the security under the CB Security Documents (including the crystallisation of any floating charge forming part of such security).

          7.7.2 Sections 93 and 103 of the Law of Property Act 1925 shall not apply hereto, but the powers of sale, calling in, collection and appointment of a receiver and other powers conferred upon a mortgagee by Sections 101 and 106 of the said Law of Property Act 1925 shall apply hereto.

          7.7.3 By way of security the Company hereby appoints and constitutes the Trustee as its true and lawful attorney with full power in the name and on behalf of the Company to do, following an Event of Default which is continuing any of the acts and things listed in Schedule 4 (Trustee's Powers in Relation to the Security) and with full power for any such attorney to sub-delegate any of such powers including the power to sub-delegate.

          7.7.4 In order to facilitate the enforcement by the Trustee at any time after the occurrence and continuation of an Event of Default of the any security, the company hereby irrevocably appoints and constitutes the Trustee as its true and lawful attorney with full power in the name and on behalf of the Company, or otherwise:

                (i) to request, require, demand, receive, compound, give receipts and discharges for, settle and compromise any and all sums and claims for money due and to become due under or in respect of the any security and all other rights and obligations arising in respect thereof;

                (ii) to endorse any cheques or other instruments or orders in that connection;


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

               (iii) to file any claim, to take any action or institute any proceeding which the Trustee may deem to be necessary or advisable in connection therewith either in its own name or in the name of the Company;

               (iv) to execute any documents and to do anything which the Trustee deems to be necessary or desirable hereunder or thereunder, and with full power to delegate any of the rights and powers hereby conferred upon it; and

               (v) without prejudice to the generality of the foregoing, to exercise all or any of the powers or rights which but for the creation of any security would have been powers or rights of the Company in relation to the CB Security Documents in such manner as it may consider expedient.

     7.8 DISCHARGE. Upon any sale, calling in, collection, conversion or enforcement as provided in Clause 7.7 (Enforcement of the Security) and upon any other dealing or transaction under the provisions contained in this Trust Deed, the receipt of the Trustee for the purchase money of the assets sold and for any other moneys paid to it shall effectually discharge the purchaser or other person paying the same and such purchaser or other person shall not be responsible for the application of such moneys.

     7.9 FURTHER ASSURANCE. The Company shall at its own cost and expense execute and do all such assurances, acts and things as the Trustee may reasonably require (including, without limitation, the giving of notices of charge or assignment and the effecting of filings or registrations in any jurisdiction) for perfecting or protecting any security and from time to time and at any time after any security or any part thereof has become enforceable shall execute and do all such assurances, acts and things as the Trustee may reasonably require for facilitating the realisation of, or enforcement of rights in respect of, all or any of the security under the CB Security Documents. For the purposes of this Clause 7.9, a certificate in writing signed by the Trustee to the effect that any particular assurance or thing required by it is reasonably required shall be conclusive evidence of the fact.

     7.10 LIABILITY OF THE TRUSTEE. The Trustee shall not by reason of taking possession of all or any of the security or any other reason whatsoever and whether as mortgagee in possession or on any other basis whatsoever be liable to account for anything except actual receipts or be liable for any loss or damage arising from realisation of, or enforcement of rights in respect of any security or any other property, assets, rights or undertakings of whatsoever nature whether or not owned by the Company or any other person or in which the Company or such other person has an interest, from any act, default or omission in relation to the any security or any other property, assets, rights or undertakings of whatsoever nature whether or not owned by the Company or any other person or in which the Company or such other person has an interest, or from any exercise or non-exercise by it of any power, authority or discretion conferred upon it in relation to all or any security or any other property, assets, rights or undertakings of whatsoever nature whether or not owned by the Company or any other person or in which the Company or such other person has an interest, by or pursuant to this Trust Deed.

     7.11 POWERS ADDITIONAL TO LPA 1925. The powers conferred by this Trust Deed on the Trustee shall be in addition to and not in substitution for the powers conferred on mortgagees or receivers under the Law of Property Act 1925 and the Insolvency Act 1986 and where there is any ambiguity or conflict between the powers contained in such Act and those conferred by this Trust Deed the terms of this Trust Deed shall prevail.

     7.12 DEALINGS WITH THE TRUSTEE. No person dealing with the Trustee shall be concerned to enquire whether any event has happened upon which any of the powers, authorities and discretions conferred by or pursuant to this Trust Deed in relation to any property, assets or undertaking are or may be exercisable by the Trustee or otherwise as to the propriety or regularity of acts purporting or intended to be in exercise of any such powers, authorities or discretions and all the protections of purchasers contained in Sections 106 and 107 of the Law of Property Act 1925 shall apply to any person purchasing from or dealing with the Trustee in like manner as if the statutory powers of sale in relation to such property, assets or undertaking had not been varied or extended by this Trust Deed.

8    APPLICATION OF MONEYS RECEIVED BY THE TRUSTEE

     8.1 DECLARATION OF TRUST: All moneys received by the Trustee in respect of the Bonds, the realisation of the security created under the CB Security Documents or amounts payable under this Trust Deed will, despite any appropriation of all or part of them by the Company, be held by the Trustee upon trust to apply them (subject to Clause 8.2):

          8.1.1 first, in payment or satisfaction of all costs, charges, expenses and liabilities incurred by the Trustee (including remuneration payable to the Trustee) in carrying out its functions under this Trust Deed;

          8.1.2 secondly, in payment of any interest owing in respect of the Bonds (on a pari passu and rateable basis);

          8.1.3 thirdly, in payment of any other amounts (including principal and premium) owing in respect of the Bonds pari passu and rateably; and

          8.1.4 fourthly, in payment of any balance (if any) to the Company for itself.

          If the Trustee holds any moneys in respect of Bonds in respect of which claims have become prescribed under Condition 14, such moneys will be returned to the Company.


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

     8.2 ACCUMULATION: If the amount of the moneys at any time available for payment in respect of the Bonds under Clause 8.1 is less than 10 per cent. of (i) interest due under the Bonds or (ii) the principal amount of the Bonds then outstanding, the Trustee may, at its discretion, invest such moneys. The Trustee may retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under its control and available for such payment, amount to at least 10 per cent. of (i) interest due under the Bonds or (ii) the principal amount of the Bonds then outstanding as the case may be, and then such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) will be applied as specified in Clause 8.1.

     8.3 INVESTMENT: Moneys held by the Trustee may, in the Trustee's absolute discretion, be invested in its name or under its control in any investments or other assets anywhere whether or not they produce income, or deposited in its name or under its control at such bank or other financial institution in such currency as the Trustee may, in its absolute discretion, think fit and the Trustee may at any time vary or transfer any of such investments for or into other such investments or convert any moneys so deposited into any other currency. If that bank or institution is the Trustee or a subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest calculated by reference to the rate of interest which at the relevant time would be payable by it on such a deposit to an independent customer. The Trustee may at any time vary or transpose any such investments or assets or convert any moneys so deposited into any other currency, and will not be responsible for any resulting loss, whether by depreciation in value, change in exchange rates or otherwise.

9    COVENANTS

     So long as any Bond is outstanding, the Company will comply with all covenants contained in the Conditions.

10   REMUNERATION AND INDEMNIFICATION OF THE TRUSTEE

     10.1 NORMAL REMUNERATION: So long as any Bond is outstanding, the Company will pay the Trustee as remuneration for its services as Trustee such sum on such dates in each case as they may from time to time agree, which sums, for the avoidance of doubt, shall be paid free and clear of deduction and withholding on account of taxation. Such remuneration will accrue from day to day from the date of this Trust Deed and shall be payable in priority to payments to the Bondholders.

     10.2 EXTRA REMUNERATION: If a Default shall have occurred, or if the Trustee finds it expedient or necessary (acting reasonably), or the Trustee is requested by the Company to undertake duties which they both agree to be of an exceptional nature or otherwise outside the scope of the Trustee's normal duties under this Trust Deed, the Company will pay such additional remuneration as they may agree or, failing agreement as to any of the matters in this Clause (or as to such sums referred to in Clause 10.1), as determined by a merchant or investment bank (acting as an expert) selected by the Trustee and approved by the Company or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales. The expenses involved in such nomination and such merchant or investment bank's fee will be paid by the Company, which sums, for the avoidance of doubt, shall be paid free and clear of deduction and withholding on account of taxation. The determination of such merchant or investment bank will (in the absence of manifest error) be conclusive and binding on the Company, the Trustee and the Bondholders.

     10.3 EXPENSES: The Company will on demand by the Trustee pay or discharge all costs, charges, liabilities and expenses properly incurred by the Trustee in the preparation and execution of this Trust Deed and the performance of its functions under, and in any other manner in relation to, this Trust Deed, the Agency Agreement and the Conditions including, but not limited to, expenses incurred seeking appropriate legal or financial advice to discharge its duties in accordance with the Conditions, legal and travelling expenses and any stamp, documentary or other taxes or duties paid or payable by the Trustee in connection with any action or legal proceedings brought or contemplated by the Trustee against the Company to enforce any provision of this Trust Deed or the Bonds. Such costs, charges, liabilities and expenses will:

          10.3.1 in the case of payments made by the Trustee before such demand carry interest from the date of the demand at the rate of two per cent. per annum over the overnight rate of Deutsche Bank AG. on the date on which the Trustee made such payments; and

          10.3.2 in other cases carry interest at such rate from 15 days after the date of the demand or (where the demand specifies that payment is to be made on an earlier date) from such earlier date.

     10.4 INDEMNITY: The Company shall indemnify (to the extent not compensated pursuant to Clause 10.3 above) the Trustee in respect of all Amounts or Claims paid or incurred by it in the carrying out of its functions (including, but not limited to, (i) any Agent/Delegate Liabilities and (ii) in respect of defending any Amounts or Claims brought against the Trustee or in respect of any Agent/Delegate Liabilities). The Company shall promptly following demand by such agent or delegate indemnify it against such Agent/Delegate Liabilities. In this Clause 10.4, "AMOUNTS OR CLAIMS" are losses, liabilities, costs, claims, actions, demands or expenses (other than claims which arise from the willful default, gross negligence or fraud of the Trustee); and "AGENT/DELEGATE LIABILITIES" are Amounts or Claims which the Trustee is or would be obliged to pay or reimburse to any of its agents or delegates appointed pursuant to this Trust Deed. The Contracts (Rights of Third Parties) Act 1999 applies to this Clause 10.4.

     10.5 CONTINUING EFFECT: Clauses 10.3 and 10.4 will continue in full force and effect as regards the Trustee even if it no longer is Trustee or the Bonds are no longer outstanding or this Trust Deed has been discharged.

11   PROVISIONS SUPPLEMENTAL TO THE TRUSTEE ACT 1925 AND THE TRUSTEE ACT 2000

     By way of supplement to the Trustee Act 1925 and the Trustee Act 2000 it is expressly declared as follows:

     11.1 ADVICE: The Trustee may in relation to this Trust Deed act on the opinion or advice of, or a certificate or any information obtained from any lawyer, valuer, surveyor, broker, auctioneer, accountant or other expert (including the Manager) whether obtained by it, the Company or any Agent or any other person and which advice, opinion, certificate or information may be provided on such terms (including as to limitations on liability) as the Trustee may consider in its sole discretion to be consistent with the prevailing market practice in relation thereto and will not be responsible to anyone for any loss occasioned by so acting. Any such opinion, advice, certificate or information may be sent or obtained by letter, telex or fax and the Trustee will not be liable to anyone for acting in good faith on any opinion, advice, certificate or information purporting to be conveyed by such means even if it contains some error or is not authentic.

     11.2 TRUSTEE TO ASSUME DUE PERFORMANCE: The Trustee need not notify anyone of the execution of this Trust Deed or do anything to find out if an Event of Default or Potential Event of Default has occurred. Until it has actual knowledge or express notice in writing from the Company to the contrary, the Trustee may assume that no such event has occurred and that the Company is performing all its obligations under this Trust Deed and the Bonds, and no event has happened as a consequence of which any of the Bonds may become repayable.

     11.3 RESOLUTIONS OF BONDHOLDERS: The Trustee will not be responsible for having acted in good faith upon a resolution in writing purporting to have been signed by the requisite Bondholders or upon a resolution purporting to have been passed at a meeting of Bondholders in respect of which minutes have been made and signed, even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or that the resolution was not valid or binding on the Bondholders.

     11.4 CERTIFICATE SIGNED BY DIRECTOR AND/OR AUTHORISED OFFICER: If the Trustee, in the exercise of its functions, requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and accept as sufficient evidence of that fact or the expediency of that act a certificate signed by one Director and/or Authorised Officer of the Company as to that fact or to the effect that, in their opinion, that act is expedient and the Trustee need not call for further evidence and will not be responsible for any loss occasioned by acting on such a certificate.

     11.5 DEPOSIT OF DOCUMENTS: The Trustee may deposit this Trust Deed and any other documents in any part of the world with any bank or entity whose business includes the safe custody of documents or with any lawyer or firm of lawyers believed by it to be of good repute and may pay all sums due in respect thereof and the Trustee shall not be responsible for or required to insure against any loss incurred in connection with such deposit.

     11.6 DISCRETION: Save as expressly provided in this Trust Deed, the Trustee will have absolute and uncontrolled discretion as to the exercise or non-exercise of its functions and will not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience which may result from their exercise or non-exercise. Whenever in this Trust Deed, the Agency Agreement or by law, the Trustee shall have discretion or permissive power it may decline to exercise the same in the absence of approval by the Bondholders and need not exercise the same unless it has been indemnified and/or provided with security to its satisfaction.

     11.7 AGENTS: Whenever it considers it reasonably expedient in the interests of the Bondholders, the Trustee may (after prior consultation with the Company where, in the reasonable opinion of the Trustee, so to do would be both practicable and not materially prejudicial to the interests of the Bondholders), in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person (including the Manager), to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money). The Trustee will not be responsible to anyone for any misconduct or omission by any such agent so employed by it or be bound to supervise the proceedings or acts of any such agent.

     11.8 DELEGATION: Whenever it reasonably considers it expedient in the interests of the Bondholders, the Trustee may delegate to any person on any terms (including power to delegate) all or any of its functions. Any such delegation may be by power of attorney or in such other manner as the Trustee may reasonably think fit and subject to such regulation as the Trustee may think fit. The Trustee shall exercise reasonable care in its appointment of any delegate on the terms of this Clause 11.8 (Delegation). Provided it has exercised such reasonable care, the Trustee will not have any obligation to notify anyone of such appointment or to supervise such delegate or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of any misconduct or default by any such delegate or sub-delegate. The Trustee will not have any obligation to supervise such delegate or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of any misconduct or default by any such delegate. Without prejudice to the generality of the foregoing, the Trustee shall be entitled at any time following an Event of Default which is continuing to appoint an agent (subject to the provisions of applicable law) in the name and on behalf of the Company.

     11.9 CONFIDENTIALITY: Unless ordered to do so by a court of competent jurisdiction the Trustee shall not be required to disclose to any Bondholder any confidential financial or other information made available to the Trustee by the Company and no Bondholder shall be entitled to take any action to obtain from the Trustee any such information.

     11.10 DETERMINATIONS CONCLUSIVE: As between itself and the Bondholders the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive and shall bind the Trustee and the Bondholders.

     11.11 CURRENCY CONVERSION: Where it is necessary or desirable to convert any sum from one currency to another, it will (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may be specified by the Trustee in its absolute discretion but having regard to current rates of exchange, if available offered by Deutsche Bank AG. Any rate, method and date so specified will be binding on the Company and the Bondholders.

     11.12 EVENTS OF DEFAULT: The Trustee may determine whether or not a Default is in its opinion capable of remedy and/or materially prejudicial to the interests of the Bondholders. Any such determination and any determination as to materiality required of it will be conclusive and binding on the Company and the Bondholders.

     11.13 PAYMENT FOR BONDS: The Trustee will not be responsible for the receipt or application by the Company of the proceeds of the issue of the Bonds or the delivery of Certificates to the persons entitled to them.

     11.14 BONDS HELD BY THE COMPANY ETC.: In the absence of actual knowledge or express notice to the contrary, the Trustee may assume without enquiry that no Bonds are for the time being held beneficially by or on behalf of the Company or its Subsidiaries.

     11.15 THE SHARES: The Trustee shall have no duty or responsibility at any time in respect of the validity or value (or the kind or amount) of the Shares or any other property which may at any time be issued on the conversion of any Bond or the sale or other disposal of any Shares. The Trustee shall not be responsible for any failure of the Company to make available any Shares, share certificates or any other securities or property or make any payment on the conversion of any Bond.

     11.16 RESPONSIBILITY: The Trustee assumes no responsibility for the correctness of Recital (A), any representation or warranty given by any person in this Trust Deed, nor shall the Trustee by the execution of this Trust Deed be deemed to make any representation as to the validity, sufficiency or enforceability of this Trust Deed or any part hereof.

     11.17 ACTION BY THE TRUSTEE: Notwithstanding anything else contained in this Trust Deed the Trustee shall not be required to take any action prior to making any declaration under Condition 12 that the Bonds are immediately due and payable (save that it will procure notice to be given to the Bondholders of any Event of Default of which it has actual knowledge or express notice) if such action would require the Trustee to incur any expenditure or other financial liability or risk its own funds (including obtaining any advice which it might otherwise have thought appropriate to obtain). The Trustee shall not be under any obligation to act following an Event of Default unless it shall have been indemnified to its satisfaction.

     11.18 CONSOLIDATION, AMALGAMATION ETC.: The Trustee shall not be responsible for any consolidation, amalgamation, merger, reconstruction or scheme of the Company or any sale or transfer of all or substantially all of the assets of the Company or the form or substance of any plan relating thereto or the consequences thereof to any Bondholder.

     11.19 BONDS AND DOCUMENTS: The Trustee shall not be liable to the Company or any Bondholder if it has accepted as valid or has not rejected any Certificate purporting to be such and subsequently found to be forged or not authentic, nor shall it be liable for any action taken or omitted to be taken in reliance on any document, certificate or communication believed by it to be genuine and to have been presented or signed by the proper parties, including, for the avoidance of doubt, the Register.

     11.20 CONSENT: Any consent given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit.

     11.21 TRUSTEE'S FUNDS: Nothing herein shall be construed to require the Trustee to expend or risk its own funds in the discharge or its duties and responsibilities hereunder.

     11.22 TRANSACTIONS WITH THE COMPANY: Nothing herein shall prevent the Trustee from entering into financial transactions with the Company.

     11.23 INTERESTS OF BONDHOLDERS: In connection with the exercise of its powers, trusts, authorities or discretions (including, but not limited to, those in relation to any proposed modifications, waiver or authorisation of any breach or proposed breach of any of the Conditions or any of the provisions of this Trust Deed), the Trustee shall have regard to the general interests of the Bondholders as a class and shall not have regard to any interest arising from circumstances particular to individual Bondholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual Bondholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or otherwise to the tax consequences thereof and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim from the Company or the Trustee, any indemnification or payment in respect of any tax consequence of any such exercise upon individual Bondholders except to the extent provided for in any undertakings given in addition thereto or in substitution therefor pursuant to this Trust Deed.

     11.24 ACTION CONTRARY TO LAW ETC. The Trustee may refrain from doing anything in any jurisdiction if doing the relevant thing in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, of England, or would otherwise render it liable to any person in that jurisdiction or England or if, in its opinion based upon such legal advice, it would not have power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or in England or if it is determined by any court or other competent authority in that jurisdiction or in England that it does not have such power.

12   TRUSTEE LIABLE FOR NEGLIGENCE

     The duty of care that applies to a trustee under Section 2 of the Trustee Act 2000 shall not apply to the Trustee. For the avoidance of doubt, (a) the Trustee may retain or invest in securities payable to bearer without appointing a person to act as custodian and (b) the application of Sections 22 or 23 of the Trustee Act 2000 is inconsistent with the terms of this Trust Deed.

     Subject thereto, if the Trustee fails to show the degree of care and diligence required of it as trustee having regard to the provisions hereof, nothing in this Trust Deed shall relieve or indemnify it from or against any liability which by any rule of law would otherwise attach to it in respect of any negligence, default, breach of duty or breach of trust of which it may be guilty in relation to its duties under this Trust Deed.

13   WAIVER AND PROOF OF DEFAULT

     13.1 WAIVER: The Trustee may, without the consent of the Bondholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Bondholders will not be materially prejudiced thereby, waive or authorise, on such terms as seem expedient to it, any breach or proposed breach by the Company of the provisions of this Trust Deed or the Conditions or determine that a Default will not be treated as such provided that the Trustee will not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 12. No such direction or request will affect a previous waiver, authorisation or determination. Any such waiver, authorisation or determination will be binding on the Bondholders and, if the Trustee so requires, will be notified to the Bondholders as soon as practicable.

     13.2 PROOF OF DEFAULT: Proof that the Company has failed to pay a sum due to the holder of any one Bond will (unless the contrary be proved and in the absence of manifest error) be sufficient evidence that it has made the same default as regards all other Bonds which are then payable.

14   TRUSTEE NOT PRECLUDED FROM ENTERING INTO CONTRACTS

     The Trustee may acquire, hold or dispose of any Bond or other security (or any interest therein) of the Company or any other person, may enter into or be interested in any contract or transaction with any such person and may act on, or as depositary or agent for, any committee or body of holders of any securities of any such person in each case with the same rights as it would have had if the Trustee were not acting as Trustee and need not account for any profit.

15   MODIFICATION

     The Trustee may agree without the consent of the Bondholders to any modification to this Trust Deed which is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of law. The Trustee may also so agree to any modification to this Trust Deed or to any modification of Bondholders' conversion rights in respect of the Bonds which is in its opinion not materially prejudicial to the interests of the Bondholders, but such power does not extend to any such modification as is mentioned in the proviso to paragraph 15 of Schedule 3. Any such modification will be binding on the Bondholders and, if the Trustee so requires, will be notified to the Bondholders as soon as practicable.

16   APPOINTMENT, RETIREMENT AND REMOVAL OF THE TRUSTEE

     16.1 APPOINTMENT: The Company has the power of appointing new trustees but no one may be so appointed unless previously approved by an Extraordinary Resolution. The Trustee will at all times be a trust corporation and may be the sole Trustee. Any appointment of a new Trustee will be notified by the Company to the Bondholders as soon as practicable.

     16.2 RETIREMENT AND REMOVAL: Any Trustee may retire at any time on giving at least 60 days' advance written notice to the Company without giving any reason and without being responsible for any costs occasioned by such retirement or, the appointment of a new trustee which shall be borne by the Company. The Bondholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of a sole trust corporation will not become effective until a trust corporation is appointed as successor Trustee. If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, the Company will use all reasonable endeavours to procure that another trust corporation be appointed as Trustee and if, after 60 days of such notice having been given the Company has failed to do so, the Trustee shall be entitled but not obliged to appoint another trust corporation selected by the Trustee as its successor.

     16.3 CO-TRUSTEES: The Trustee may, despite Clause 16.1, by advance written notice to the Company appoint anyone to act as an additional Trustee jointly with the Trustee:

          16.3.1 if the Trustee considers such appointment to be in the interests of the Bondholders;

          16.3.2 to conform with any legal requirement, restriction or condition in a jurisdiction in which a particular act is to be performed; or

          16.3.3 to obtain a judgment or to enforce a judgment or any provision of this Trust Deed in any jurisdiction.

          Subject to the provisions of this Trust Deed the Trustee may confer on any person so appointed such functions as it thinks fit (provided that such functions shall not extend beyond those functions empowered to the Trustee pursuant to this Trust Deed or the CB Security Documents). The Trustee may by written notice to the Company and that person remove that person. At the Trustee's request, the Company will forthwith do all things as may be required to perfect such appointment or removal and it irrevocably appoints the Trustee to be its attorney in its name and on its behalf to do so. The Trustee shall not be responsible for supervising any such additional trustee.

     16.4 COMPETENCE OF A MAJORITY OF TRUSTEES: If there are more than two Trustees the majority of them will be competent to perform the Trustee's functions provided the majority includes a trust corporation.

     16.5 SUCCESSOR: Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder (provided it is a trust corporation) without the execution of filing of any papers or any further act on the part of any of the parties hereto.

17   CURRENCY INDEMNITY

     17.1 CURRENCY OF ACCOUNT AND PAYMENT: U.S. Dollars (the "CONTRACTUAL CURRENCY") is the sole currency of account and payment for all sums payable by the Company under or in connection with this Trust Deed and the Bonds, including damages. If any sum due from the Company in respect of the Bonds under the Trust Deed or any order or judgment given or made in relation thereto has to be converted from the currency (the "first currency") in which the same is payable under these Conditions or such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against the Company, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to the Bonds, the Company shall indemnify each Bondholder, on the written demand of such Bondholder addressed to the Company and delivered to the Company or to the specified office of the Registrar or any Paying and Transfer Agent with its specified office in London against any loss suffered as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which such Bondholder may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

     17.2 INDEMNITIES SEPARATE: This indemnity and the indemnity in Clause 10.4 constitute separate and independent obligations from the other obligations in this Trust Deed, will each give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustee and/or any Bondholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed and/or the Bonds or any judgment or order. No proof of actual loss may be required.

18   COMMUNICATIONS

     Any communication shall be in the English language, by letter sent by registered post or courier or by fax:

          in the case of the Company, to it at:

          No. 3055 Middle Fuxing Road
          Baoding
          People's Republic of China

          Fax no.:   86 312 3151 881
          Attention: Conghui Liu

          and in the case of the Trustee, to it at:

          DB Trustees (Hong Kong) Limited
          55/F Cheung Kong Center
          2 Queen's Road Central
          Hong Kong

          Fax no.: 852-2203-7320

          Attention: The Directors

     or to such other address or facsimile number as shall have been notified (in accordance with this Clause) to the other parties hereto. Communications will take effect, in the case of delivery, when delivered or, in the case of fax, at the time of despatch if the correct error-free transmission report is received provided that if such communication would take effect outside business hours in the place of receipt then it shall be deemed to be received on the next business day in the place of receipt. Any communication not by letter shall be confirmed by letter but failure to send or receive the letter of confirmation shall not invalidate the original communication.

19   GOVERNING LAW AND JURISDICTION

     19.1 GOVERNING LAW: This Trust Deed shall be governed by and construed in accordance with English law.

     19.2 JURISDICTION: The Company agrees for the benefit of the Trustee that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings arising out of or in connection with this Trust Deed ("PROCEEDINGS") and, for such purposes, irrevocably submits to the jurisdiction of such courts.

     19.3 NON-EXCLUSIVITY. The submission to the jurisdiction of the court of England shall not (and shall not be construed so as to) limit the right of the Trustee to take Proceedings in any other court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by law.

     19.4 SERVICE OF PROCESS: The Company irrevocably appoints Law Debenture Corporate Services Limited currently at Fifth Floor, 100 Wood Street, London EC2V 7EX as its authorised agent for service of process in England. The Company will procure that, so long as any of the Bonds is outstanding, there shall be in force an appointment of such a person with an office in England with authority to accept service as aforesaid on behalf of the Company and shall notify the Trustee of any such new appointment and, failing such appointment and notification within 15 days after demand by or on behalf of the Trustee, the Trustee shall be entitled by notice to the Company to appoint such person. Nothing herein shall affect the right to serve process in any other manner permitted by law.

     19.5 CONSENT TO ENFORCEMENT: The Company irrevocably consents generally to the giving of any relief or the issue of any process in connection with any Proceedings, including (without limitation) the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment or award which may be made or given in such Proceedings or arbitral proceedings.

20   COUNTERPARTS

     This Trust Deed may be executed in counterparts which when taken together shall constitute one and the same document.

                                   SCHEDULE 1
               FORM OF CERTIFICATE FOR DEFINITIVE TRANCHE A BONDS
               --------------------------------------------------

[IDENTIFYING NUMBER]

                  YINGLI GREEN ENERGY HOLDING COMPANY LIMITED.
   (INCORPORATED WITH LIMITED LIABILITY UNDER THE LAWS OF THE CAYMAN ISLANDS)
                     US$38,000,000 TRANCHE A BONDS DUE 2008



The Tranche A Bond or Tranche A Bonds in respect of which this Certificate is issued, the identifying numbers of which are noted below, are in registered form and form part of a series designated as specified in the title (the "TRANCHE A BONDS") of Yingli Green Energy Holding Company Limited. (the "COMPANY") and constituted by the Trust Deed referred to on the reverse hereof. The Tranche A Bonds are subject to, and have the benefit of, that Trust Deed and the terms and conditions (the "CONDITIONS") set out on the reverse hereof.

The Company hereby certifies that [     ] of [      ] is, at the date hereof,
entered in the register of Bondholders as the holder of Tranche A Bonds in the
principal amount of US$-([     ] United States Dollars). For value received,
the Company promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Tranche A Bonds in respect of which this Certificate is issued such amount or amounts as shall become due in respect of such Tranche A Bonds and otherwise to comply with the Conditions.

This Certificate is evidence of entitlement only. Title to the Tranche A Bonds passes only on due registration on the register of Bondholders and only the duly registered holder is entitled to payments on Tranche A Bonds in respect of which this Certificate is issued.

This Certificate shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

The Certificate is governed by, and shall be construed in accordance with, English law.

IN WITNESS whereof the Company has caused this Certificate to be signed on its behalf.

YINGLI GREEN ENERGY HOLDING COMPANY LIMITED.



-----------------------------------

Name:

Director / Authorised Officer

ISSUED ON [-] NOVEMBER 2006

AUTHENTICATED FOR AND ON BEHALF OF
DEUTSCHE BANK AG, HONG KONG BRANCH
as registrar without recourse, warranty
or liability


By:      ..................
         [manual signature]
         (duly authorised)

                   TERMS AND CONDITIONS OF THE TRANCHE A BONDS



     The following terms and conditions (except for the sentences in italics) will be endorsed on the Certificates issued in respect of the Tranche A Bonds:

     The issue of US$38,000,000 Bonds due 2008 (the "TRANCHE A BONDS", which expression shall include any additional Tranche A Bonds issued pursuant to the Trust Deed (as defined below)), of Yingli Green Energy Holding Company Limited. (the "COMPANY") was authorised by resolutions of the Board of Directors of the Company adopted on or about 13 November 2006 and by the shareholders of the Company by way of unanimous written resolutions adopted on or about 13 November 2006. The Tranche A Bonds are constituted by a trust deed (the "TRUST DEED") to be dated on or about 13 November 2006 and made between the Company and DB Trustees (Hong Kong) Limited as Trustee (the "TRUSTEE", which term includes any additional or successor trustee under the Trust Deed) for the holders of the Tranche A Bonds (the "BONDHOLDERS"). The Company has entered into a paying and conversion agency agreement (the "AGENCY AGREEMENT") to be dated on or about 13 November 2006 with the Trustee, Deutsche Bank AG as the principal paying and transfer agent and as registrar (together the "AGENTS") in relation to the Tranche A Bonds. The registrar, principal paying and conversion agent, paying agents and transfer agents for the time being are referred to below as the "REGISTRAR", the "PRINCIPAL AGENT", the "PAYING AGENTS" (which expression shall include the Principal Agent), and the "TRANSFER AGENTS" (which expression shall include the Principal Agent) respectively. The statements in these Terms and Conditions (the "CONDITIONS") include summaries of, and are subject to, the detailed provisions of the Trust Deed and the Agency Agreement. Copies of the Trust Deed and the Agency Agreement are available for inspection at the registered office of the Trustee being at the date hereof at 55/F Cheung Kong Center, 2 Queen's Road Central, Hong Kong and at the specified offices of each of the Agents. The Bondholders are entitled to the benefit of the Trust Deed and are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the Agency Agreement.

1.   STATUS

(a) The Tranche A Bonds constitute direct, unconditional, unsubordinated and secured senior obligations of the Company and rank pari passu among themselves.

(b) The obligations of the Company under the Tranche A Bonds and the Trust Deed are secured under the security created in favour of the Trustee under the following security documents (the "CB SECURITY DOCUMENTS");

     (i) a pledge in favour of the Trustee over 100% of the Company's shareholding in Baoding Tianwei Yingli New Energy Resources Company Limited ("TYNER"); and

     (ii) a fixed and floating charge over all assets of the Company including (without limitation) an assignment of the YGEH Account.

In certain circumstances, the Trustee can (subject to it being indemnified and/or secured to its satisfaction) exercise certain of its powers under the Trust Deed (including those arising in connection with the CB Security Documents) to take proceedings to enforce the obligations of the Company thereunder.

2.   FORM AND DENOMINATION

     The Tranche A Bonds are issued in registered form in the denomination of US$500,000 each and in integral multiples thereof. A bond certificate (each a "CERTIFICATE") will be issued to each Bondholder in respect of its registered holding of Tranche A Bonds. Each Tranche A Bond and each Certificate will have an identifying number which will be recorded on the relevant Certificate and in the register of Bondholders which the Company will procure to be kept by the Registrar.

3.   TITLE

     Title to the Tranche A Bonds passes only by transfer and registration in the register of Bondholders. The holder of any Tranche A Bond will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the Certificate issued in respect of it) and no person will be liable for so treating the holder. In these Conditions, "BONDHOLDERS" and (in relation to a Tranche A Bond) "HOLDER" means the person in whose name a Tranche A Bond is registered.

4.   TRANSFERS OF TRANCHE A BONDS; ISSUE OF CERTIFICATES

(A)  TRANSFERS

     A Tranche A Bond may be transferred by depositing the Certificate issued in respect of that Tranche A Bond, with the form of transfer on the back duly completed and signed, at the specified office of the Registrar or any of the Transfer Agents.

(B)  DELIVERY OF NEW CERTIFICATES

     Each new Certificate to be issued upon any transfer of Tranche A Bonds will, within five business days of receipt by the relevant Transfer Agent of the form of transfer, be mailed by uninsured mail at the risk of the holder entitled to the relavant Tranche A Bond to the address specified in the form of transfer. For the purposes of this Condition 5, "BUSINESS DAY" shall mean a day (other than a Saturday or Sunday) on which banks are open for business in London, Singapore and Hong Kong and the city in which the specified office of the Transfer Agent with whom the form of transfer deposited in connection with the transfer is located.

     Where some but not all the Tranche A Bonds in respect of which a Certificate is issued are to be transferred or repurchased, a new Certificate in respect of the Tranche A Bonds not so transferred or repurchased will, within five business days of deposit or surrender of the original Certificate with or to the relevant Transfer Agent, Paying Agent or Conversion Agent, be mailed by uninsured mail at the risk of the holder of the Tranche A

Bonds not so transferred or repurchased to the address of such holder appearing on the register of Bondholders.

(C)  FORMALITIES FREE OF CHARGE

     Registration of any transfer of Tranche A Bonds and issuance of new Certificates will be effected without charge by or on behalf of the Company or any of the Agents, subject to payment (or the giving of such indemnity as the Company or any of the Agents may require) in respect of any tax or other governmental charges which may be imposed in relation to it.

(D)  NO TRANSFER PERIODS

     No Bondholder may require the transfer of a Tranche A Bond to be registered
(i) during the period of 15 days ending on (and including) the due date for any payment of principal, premium, if any, or interest on such Tranche A Bond; or
(ii) during the period of seven days ending on (and including) the dates for redemption pursuant to Conditions 10(B) and 10(C).

(E)  REGULATIONS

     All transfers of Tranche A Bonds and entries on the register of Bondholders will be made subject to the detailed regulations concerning transfer of Tranche A Bonds set forth in the Agency Agreement. The regulations may be changed by the Company, with the prior written approval of the Trustee and the Registrar. A copy of the current regulations will be mailed (at the Company's expense) by the Registrar to any Bondholder who asks for one.

5.   REPRESENTATIONS AND WARRANTIES

     The Company in respect of itself and its Subsidiaries represents and warrants to the Trustee and to each Bondholder that on the date hereof, on the date of issuance of the Bonds and (except in the case of Conditions 5.6(A), 5.6(B), 5.9, 5.14, 5.15, 5.19, 5.20, 5.21, 5.22(C), 5.22(E), 5.24 and 5.25) on
each Interest Payment Date during the period that the Bonds remain outstanding (with reference to the facts then subsisting), except for the Exceptions (but without prejudice to the Company's obligations under Condition 6.3.12):

5.1  DULY INCORPORATED

     The Company and each of its Subsidiaries is a company duly incorporated and validly existing under the laws of the jurisdiction of its incorporation; and each of them has full power and authority to conduct its business and is lawfully qualified to do business in those jurisdictions in which business is conducted by it.

5.2  DOCUMENTS DULY AUTHORISED

     Each of this Trust Deed and the other Transaction Documents has been duly authorised, executed and delivered by the Group members party thereto, has been duly authorised by each such Group member, and on and from the date of issuance of the Bonds will constitute valid and legally binding obligations of such Group member, enforceable against such Group member in accordance with their terms (save as otherwise specified in the Legal Opinions).

5.3  SECURITY DULY AUTHORISED

     The security interests created or to be created pursuant to the Initial Security Documents has been duly authorised by each of the Group members party thereto and, when the relevant Security Documents have been executed and delivered, will constitute valid and legally binding obligations of each of them, enforceable (subject to the approval of the Hebei Provincial Commercial Bureau to the PRC Share Pledges, the registration of the PRC Share Pledges with the local Administration of Industry and Commerce and recording of the PRC Share Pledges on the shareholder register of TYNER) against them in accordance with their terms, and confer on the Security Trustee the Security as contemplated therein (save as otherwise specified in the Legal Opinions).

5.4  NO CONSENTS

     No consent, clearance, approval, authorisation, order, registration or qualification of or with any court, governmental agency or regulatory body or any other Person is or was required and no other action or thing is required to be taken, fulfilled or done for the issue or offer of the Notes, the creation of the security contemplated in the Security Documents, the acquisition by MLS of 100% of the shares of the Issuer, the IPO Event (other than Authorizations required by the competent authorities of the United States or such other jurisdiction of the exchange on which the IPO Event is to occur, and save as specified in the Legal Opinions), the acquisition of the Company's initial stake in TYNER from Baoding Yingli Group Company Limited, the injection of additional equity capital into TYNER by the Company, the giving of the PRC Share Pledges, the execution of the Existing Joint Venture Agreement, Equity Purchase Agreement and Series A Agreements, or the consummation of the other transactions contemplated by the Transaction Documents, other than (a) those that have already been duly obtained, including any such actions as may be required to be obtained from the Ministry of Commerce, the State Administration of Industry and Commerce, State Administration of Foreign Exchange, the State-owned Asset Supervision and Administrative Committee, the State Tax Bureau (whether under SAFE Circular 75, the Provisions on the Merger and Acquisition of Domestic Enterprises by Foreign Investors, or otherwise, and whether at the national or the local levels of such bodies), any Group member, or any other Person party to any of the Transaction Documents or Material Contracts or any other Person having jurisdiction over such Person (including the Shanghai Stock Exchange or any shareholder of Baobian), without any further requirement including (without limitation) as to anti-dilutive or pre-emptive rights of other Persons, (b) (i) the issuance of the capital verification report and business licence relating to the Initial Equity Injection, the First Equity Injection and the Second Equity Injection, and (ii) the approvals of the Baoding State-owned Assets Supervision and Administration Committee and the Hebei Provincial Commercial Bureau (or in respect of the Second Equity Injection, the Ministry of Commerce, as the case may be), registration with the Baoding Administration of Industry and Commerce in relation to the First Equity Injection and the Second Equity Injection, and
(c) Authorizations required under PRC law to be obtained in connection with the registration (as noted in Condition 5.3), actual foreclosure or other transfer of the shares subject to the PRC Share Pledges.

5.5  NO CONFLICT

     The execution and delivery of the Transaction Documents, the issue or offer of the Bonds, the creation of the security contemplated in the Security Documents, the consummation of the transactions herein and therein contemplated and compliance with the terms hereof and thereof, do not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon the property of any Group member pursuant to the documents constituting any of the Group members, or any indenture, trust deed, mortgage, any Material Contract, or other agreement or instrument to which any of them is a party or by which any of them or any of their properties are bound, or infringe any existing applicable law, rule, regulation, judgment order, authorisation or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over any of them or any of their properties or assets or infringe the rules of any stock exchange on which securities of any of them are listed, in each case where such conflict, breach, default, creation or imposition would have or would be reasonably likely to have a Material Adverse Effect.

5.6  FINANCIAL STATEMENTS

(a) The unaudited consolidated financial statements of TYNER for each of the years ended 31 December 2003, 31 December 2004 and 31 December 2005 and for the 6 months period ended 30 June 2006 were delivered at or prior to the Issue Date and were in accordance with GAAP consistently applied and fairly present the consolidated financial position of TYNER as at the relevant dates and the consolidated results of operations and changes in financial position of TYNER for the periods in respect of which they have been prepared; and

(b) since December 31, 2005 up to the Issue Date, there has been no Material Adverse Effect.

5.7  TITLE TO PROPERTIES

     The Company and its Subsidiaries have good and marketable title to all real properties and good and marketable title to all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and the Company and its Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them where failure to comply with any of the foregoing would have or would be reasonably likely to have a Material Adverse Effect.

5.8  LICENCES

     The Company and its Subsidiaries possess all certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit, in each case where failure to comply with any of the foregoing would have or would be reasonably likely to have a Material Adverse Effect.

5.9  SHAREHOLDINGS

     Subject only to the security rights created or to be created under the Initial Security Documents, (i) the Issuer is the legal and beneficial owner of 88.1% of the issued share capital of, and voting rights in, the Company (on a Fully Diluted Basis) and (ii) before and after giving effect to the Initial Equity Injection, the Company will be the legal and beneficial owner of 51% and 53.98% respectively of the issued equity capital of, and a majority of the voting rights in, TYNER (on a Fully Diluted Basis). The Company has contributed the amount of US$17,000,000 for purposes of the Initial Equity Injection and the Company and TYNER are in the process of obtaining the capital verification and renewal of final business licence in relation thereto.

5.10 INTELLECTUAL PROPERTY

     The Company and its Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") which is material to the business of the Group (taken as a whole).

5.11 ENVIRONMENTAL COMPLIANCE

     Neither the Company nor any of its Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws where this would have or would be reasonably likely to have a Material Adverse Effect.

5.12 NO PROCEEDINGS

     There are no pending disputes (including labour disputes), actions, suits or proceedings against or affecting (or to the best of the knowledge of the Issuer), threatened or contemplated against the Company or any of its Subsidiaries or any of their respective properties, in each case which if adversely determined are reasonably likely to have a Material Adverse Effect.

5.13 NO DEFAULT

     No Default has occurred and is continuing or would be continuing immediately following the issue of the Bonds.

5.14 STAMP DUTY

     Under the laws of the CI, BVI and the PRC, it is not necessary that any CI, BVI or PRC stamp, registration or similar tax, stamp duty or similar levy be paid on or in relation to the issue of the Bonds or any of the Transaction Documents.

5.15 NO WITHHOLDING

     All payments by the Company or any other Group member under any Transaction Document to which it is a party may be made free and clear of, and without withholding or deduction for or on account of, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of the CI, BVI or the PRC or any political sub-division or any authority thereof or therein having power to tax.

5.16 PRIVATE ACTS

     The entry into and performance of the Transaction Documents are private commercial acts of the Company and each Group member party thereto and none of them will be entitled to any immunity from suit, execution or other legal process in respect thereof.

5.17 COMPLIANCE WITH LAWS/NO VIOLATION

     The Company and each Group member is in compliance in all respects with, and the performance of the Company and each Group member of their respective obligations under the Transaction Documents to which it is party will not be in breach of, all applicable provisions of the laws and regulations of the CI, BVI and the PRC (including, without limitation, anti-money laundering and anti-corruption laws and regulations), none of the Company or any Group member is in violation of its charter or by-laws or similar organizational documents, and none of them is in default and no event has occurred that, with notice or lapse of time or both, would constitute such a default in the due performance or observance of any term, covenant or condition contained in any trust deed, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the property or assets of any of them is subject, in each case where failure to comply with any of the foregoing would have or would be reasonably likely to have a Material Adverse Effect.

5.18 GOVERNING LAW

     Save as specified in the Legal Opinions, in any proceedings taken in the CI, BVI, United Kingdom, Hong Kong or the PRC in relation to such of the Transaction Documents expressed to be governed by English, CI, BVI or PRC law, respectively, the choice of English law, CI law, BVI law or PRC law, as the case may be, as the governing law of such Transaction Document will be recognised and enforced in the CI, BVI or the PRC, as appropriate after compliance with the applicable procedural rules in the CI, BVI or the PRC, as the case may be.

5.19 RULES AND REGULATIONS ENFORCED BY THE OFFICE OF FOREIGN ASSETS CONTROL OF THE U.S. DEPARTMENT OF THE TREASURY (THE "OFAC REGULATIONS")

     The Company's use of the proceeds from the offer and sale of the Bonds will not conflict with, or result in a breach or violation of, the OFAC Regulations by any of the parties to this Agreement and neither the Bonds, any Group member nor any director, officer, agent or employee of any of them, has been designated a sanctioned person under the OFAC Regulations.

5.20 INVESTMENT COMPANY

     Neither the Company nor any of its Subsidiaries is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the US Investment Company Act of 1940 (the "INVESTMENT COMPANY ACT"); and the Company is not and, after giving effect to the offering and sale of the Bonds and the application of the proceeds thereof, will not be an "investment company" as defined in the Investment Company Act.

5.21 REGULATION S

     The Company is a "foreign issuer" (as such term is defined in Regulation S) which reasonably believes that there is no "substantial U.S. market interest" (as such term is defined in Regulation S) in the Company 's securities and the Company has implemented the necessary "offering restrictions" (as such term is defined in Regulation S).

5.22 TAXES, ACCOUNTING CONTROLS, SOLVENCY, DISCLOSURE, FOREIGN EXCHANGE CONTROLS

(a) Save for any taxes which are unpaid or being contested in good faith but in each case for which adequate reserves have been established in accordance with GAAP, the Company and its Subsidiaries have paid all national, provincial, state, local and foreign taxes and filed all tax returns required to be paid or filed to the date hereof; there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets, where failure to comply would have or would be reasonably likely to have a Material Adverse Effect.

(b) The Company and its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(c) On and immediately after the date of issuance of the Bonds, the Company and its Subsidiaries (after giving effect to the issuance of the Bonds and the other transactions related thereto) will be Solvent. As used in this Clause, the term

     "Solvent" means, with respect to a particular date, that on such date: (i) the present fair market value (or present fair saleable value) of the respective assets of the Company and its Subsidiaries is not less than the total amount required to pay each of their respective liabilities on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company and its Subsidiaries are able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming closing of the issuance of the Bonds, the Company and its Subsidiaries are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature; (iv) the Company and its Subsidiaries are not engaged in any business or transaction, and do not propose to engage in any business or transaction, for which their respective properties would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which they are engaged; and (v) neither the Company nor any of its Subsidiaries is a defendant in any civil action that would result in a judgment that it is or would be unable to satisfy.

(d) The information (including, without limitation, the information listed in Schedule 8 of the Notes Trust Deed) provided in writing by or on behalf of the Company and its Subsidiaries in connection with the transactions contemplated hereby was, at the date of its provision, true, complete and accurate in all material respects and did not contain any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) There is nothing under applicable PRC law (other than the requirement to establish and maintain a reserve fund and workers' bonus and staff welfare fund and enterprise development fund from TYNER's after-tax profits) that restricts TYNER from remitting the full amount of its distributable profits that were earned for any period, together with retained earnings of prior periods, as at the end of such period, to the Company (and the other shareholder(s) of TYNER) as and when determined by its board of directors.

5.23 NO INDEBTEDNESS

     There is no Indebtedness for borrowed money owing by the Company other than pursuant to or contemplated under the Transaction Documents. Since its incorporation, the Company has not engaged in any business or incurred any liabilities other than the holding of its investment in the capital of TYNER and those activities customarily undertaken by such a holding company holding such an investment.

5.24 OPTIONS OR CALLS FOR SHARES

     Other than pursuant to the Series A Agreements, the Existing Joint Venture Agreement, the Existing FOTIC Agreement and the Transaction Documents, there is no agreement or commitment outstanding which calls for the allotment, issue, transfer of, or accords to any person the right to call for the allotment, issue or transfer of, any shares of the Company or any of its Subsidiaries.

5.25 RAISING PRIVATE EQUITY

     The Company is in discussions with certain third parties with a view to raising further private equity in the region of US$80 million within the next few months in anticipation of a possible IPO Event in 2007.

6.   COVENANTS

6.1  FINANCIAL AND OTHER INFORMATION

6.1.1 FINANCIAL STATEMENTS

     The  Company shall procure that the Trustee is supplied with:

(A) as soon as the same are available and in any event within 180 days of the end of its financial year for 2006, the audited financial statements of TYNER for each of the years ended 31 December 2003, 31 December 2004 and 31 December 2005, for the 6 months period ended 30 June 2006, and for the year ended 31 December 2006, in each case prepared and audited by KPMG Huazhen;

(B) as soon as the same are available (and in any event within 120 days of the end of each of its other financial years), its audited Consolidated financial statements for that financial year;

(C) as soon as the same are available (and in any event, within 45 days of the end of each of its financial quarters ending in December 2006, March 2007, June 2007 and September 2007, but within 30 days of the end of each of its financial quarters thereafter) (i) its unaudited Consolidated quarterly management financial statements for that financial quarter, and (ii) its unaudited quarterly stand-alone management financial statements of each Subsidiary Operating Company for that financial quarter;

(D) together with any financial statements specified in paragraphs (A) to (C) above, an Officers' Certificate of the Company:

     (i) confirming that no Default is outstanding or if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it; and

     (ii) setting out in reasonable detail computations establishing, as at the date of such financial statements, whether each of the financial ratios set out in Condition 6.2 were complied with; and

(E) within ten (10) days after the occurrence of such event, information with respect to:

     (i) any change in the independent Auditors or registered public accountants of the Company or any of its Subsidiaries (unless such information has already been provided pursuant to Condition 6.4.13); and

     (ii) any acquisition or disposal deemed material in accordance with GAAP.

6.1.2 REQUIREMENTS AS TO FINANCIAL STATEMENTS

     Each set of financial statements delivered pursuant to Condition 6.1.1(A) and (B) shall be certified by an Officer's Certificate of the Company, stating that such financial statements have been prepared in accordance with GAAP and (if audited) presenting a true and fair view of or (if quarterly unaudited) fairly presenting the Company's Consolidated financial condition or such Subsidiary Operating Company's stand-alone financial condition, as the case may be, as at the date to which they were drawn up for the relevant period, subject in the case of quarterly financial statements to normal year end adjustments.

6.1.3 NOTIFICATION OF DEFAULT

(A) The Company shall notify the Trustee of any Default (describing in reasonable detail what the Default is, its causes (so far as known to the Company) and the steps, if any, being taken or proposed to be taken to remedy it) promptly upon becoming aware of its occurrence.

(B) Promptly upon a request by the Trustee, the Company shall supply to the Trustee an Officers' Certificate on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

6.1.4 NOTICES TO BONDHOLDERS

     The Company shall send to the Trustee not less than 14 days (or such shorter period as may be agreed by the Trustee) prior to the date of publication the form of each notice to be given to Bondholders pursuant to any Transaction Document and, once given, two copies of each such notice, such notice to be in a form approved by the Trustee.

6.1.5 CHANGE IN AGENTS

     The Company shall give at least 14 days' prior notice to the Bondholders of any future appointment, resignation or removal of an Agent or of any change by an Agent of its specified office and not make any such appointment or removal without the Trustee's written approval.

6.1.6 NOTES

     The Company shall send to the Trustee as soon as reasonably practicable after being so requested by the Trustee a certificate of the Company, signed by one of its authorised signatories stating the number of Bonds held at the date of such certificate by or on behalf of the Company or its Subsidiaries or any Affiliate.

6.1.7 PROVISION OF CERTAIN CORPORATE ACTIONS

     The Company shall provide the Trustee with copies of every balance sheet, profit & loss account, report, circular and notice of meeting and every other document issued or sent to shareholders or holders of securities of the Company or TYNER promptly after the issue or publication thereof.

6.1.8 [INTENTIONALLY OMITTED.]

6.1.9 INFORMATION

     The Company shall notify the Trustee of the date of any IPO Event as soon as practicable, and shall from time to time give or procure to be given to each of the Trustee and the Security Trustee such opinions, certificates, information and evidence regarding the financial conditions, assets and operations of the Company and its Subsidiaries as the Trustee or Security Trustee shall reasonably require and in such form as it shall reasonably require for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under the Trust Deed and other Transaction Documents or by operation of law.

6.2  FINANCIAL COVENANTS

     The Company will procure that at the end of each Ratio Period ending on each 31 March, 30 June, 30 September and 31 December of each year, commencing with the Ratio Period ending on 30 June 2007, its:

(A) ratio of Current Assets to Current Liabilities shall be equal to or less than 3.40 (as at the end of the Ratio Periods ending 30 June 2007 and 30 September 2007) or 2.75 (as at the end of the Ratio Periods ending 31 December 2007 and 31 March 2008) or 2.50 (as at the end of the Ratio Periods ending after 31 March 2008);

(B) ratio of Consolidated EBITDA to Consolidated Interest Expense shall be more than or equal to 5.00 (as at the end of any Ratio Period);

(C) ratio of Consolidated Cash Flow From Operations to Consolidated Total Debt shall be more than or equal to 10% (as at the end of the Ratio Periods ending 30 June 2007 and 30 September 2007) or 15% (as at the end of the Ratio Period ending 31 December 2007) or 30% (as at the end of the Ratio Period ending 31 March 2008) or 50% (as at the end of the Ratio Periods ending after 31 March 2008);

(D) Ratio of Consolidated Total Debt to Consolidated EBITDA shall be less than or equal to 2.75 (as at the end of the Ratio Period ending 30 June 2007) or
     2.00 (as at the end of the Ratio Period ending 30 September 2007) or 1.75 (as at the end of the Ratio Periods ending 31 December 2007 and 31 March
     2008) or 1.50 (as at the end of the Ratio Periods ending after 31 March
     2008); and

(E) ratio of Consolidated Total Debt to Shareholders' Equity shall be less than or equal to 1.25 (as at the end of the Ratio Periods ending 30 June 2007 and 30 September 2007) or 1.00 (as at the end of the Ratio Periods ending after 30 September 2007).

6.3  POSITIVE UNDERTAKINGS

6.3.1 USE OF PROCEEDS

(A) The Company agrees and acknowledges that the net proceeds (after giving effect to all obligations of the Issuer in connection with the payment of fees, discounts, expenses and other transaction costs in relation thereto) of the issue of the Notes by the Issuer will be used by the Issuer to purchase all the Bonds to be issued by the Company.

(B) The Company shall procure that the net proceeds (the "NET PROCEEDS") of the issue of the Bonds (after giving effect to all obligations of the Company in connection with the payment of fees, discounts, expenses and other transaction costs in relation thereto) will be used by the Company as follows:

     (i) up to US$62,000,000 shall be deposited into the YGEH Account. Subject to satisfaction of the relevant conditions, and in the amounts and at the times, specified in the First Escrow Agreement, such amount may be transferred from the YGEH Account to the PRC Account and subject to
          (C) below, shall be used for purposes of the Company's equity injection into TYNER which will increase the Company's equity in TYNER from 53.98% to 62.13% on a Fully Diluted Basis after giving effect to such equity injection (the "FIRST EQUITY INJECTION");

     (ii) up to US$17,000,000 shall be deposited into the YGEH Account. Subject to satisfaction of the relevant conditions, and in the amounts and at the times, specified in the First Escrow Agreement, such amount may be transferred from the YGEH Account to the PRC Account and subject to
          (C) below, shall be used for purposes of an equity injection by the Company into TYNER which will increase the Company's equity in TYNER from 62.13% to the relevant percentage of equity in TYNER (the "SECOND EQUITY INJECTION");

     (iii) US$4,500,000 shall be deposited into the YGEH Account, and such amount shall be applied towards payment of interest by the Company under the Bonds in respect of the first three interest periods under the Bonds, which interest shall at the relevant times be paid into the account of the principal paying and transfer agent for the Notes referred to in Clause 8.2 of the Notes Agency Agreement; and

     (iv) the balance (if any) will be applied towards the general operating expenses of the Company.

(C) Subject to the satisfaction of the relevant conditions, and in the amounts and at the times, specified in the Second Escrow Agreement, the monies in the PRC Account shall be released from the PRC Account and the Company shall procure that such monies, being proceeds of the First Equity Injection and Second Equity Injection respectively, shall be applied by TYNER towards (i) capital expenditure in connection with the phase III expansion of its photovoltaic manufacturing operations and (ii) making down payments for long-term raw material supply contracts.

6.3.2 APPROVALS AND CONSENTS

     The Company shall, and shall procure that each of the Subsidiary Operating Companies shall, maintain, obtain and promptly renew from time to time when necessary all such Authorisations as may be required under any applicable law or regulation and are material so as to enable it to carry on its business or to perform its respective obligations under the Bonds and the Trust Deed and the other Transaction Documents in all material respects or as may be required for the validity or enforceability of the Bonds and the Trust Deed and other Transaction Documents and will comply with all the terms of the same.

6.3.3 PAYMENT OF TAXES AND OTHER CLAIMS

     The Company shall pay or discharge or cause to be paid or discharged, on or before the date the same shall become due and payable, (1) all Taxes, assessments and governmental charges levied or imposed upon the Company and each of the Subsidiary Operating Companies shown to be due on any return of the Company or each of the Subsidiary Operating Companies and (2) all lawful claims for labour, materials and supplies, which, if unpaid, would by law become a Lien upon the property of the Company or any Subsidiary Operating Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such Tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves are being maintained in accordance with GAAP or where the failure to pay or discharge would not or would not be reasonably expected to have a Material Adverse Effect.

6.3.4 MAINTENANCE OF PROPERTIES

     The Company shall cause all material properties owned by the Company and each of the Subsidiary Operating Companies or used or held for use in the conduct of its business or the business of each of the Subsidiary Operating Companies to be maintained and kept in reasonably good condition, repair and working order (ordinary wear and tear excepted) and supplied with all reasonably necessary equipment and will cause to be made all reasonably necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of the Company or any Subsidiary Operating Company (as the case may be) may be consistent with sound business practice and necessary so that the business carried on in connection therewith may be properly conducted or where a failure to so maintain would have or would be reasonably expected to have a Material Adverse Effect.

6.3.5 MAINTENANCE OF INSURANCE

     The Company shall, and shall procure that each of the Subsidiary Operating Companies at all times keep all of its properties which are of an insurable nature insured with reputable insurers against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated, owning like properties in the same general geographic areas in which it operates and operating businesses similar to that carried on by the Company or the relevant Subsidiary Operating Company.

6.3.6 ENVIRONMENTAL MATTERS

     The Company shall, and shall procure that each of the Subsidiary Operating Companies will (i) obtain and maintain all requisite Environmental Licences,
(ii) comply with the terms and conditions of all Environmental Licences applicable to it, and (iii) comply with all other applicable Environmental Law, in each case where failure to do so would or is reasonably likely to have a Material Adverse Effect.

6.3.7  BOOKS OF ACCOUNT

       The Company shall keep, and shall procure that each of the Subsidiary Operating Companies keeps, proper books of account and so far as permitted by applicable law, allow, and procure that each of them will allow, the Trustee and anyone appointed by it, access to its books of account at all times and (except after the occurrence of a Default) following the giving of reasonable notice during normal business hours.

6.3.8  AGENCY AGREEMENT

       The Company shall comply with and perform all its material obligations under the Agency Agreement (including, without limitation, maintaining a Principal Paying Agent and a Registrar at all times) and shall not make any amendment or modification to such Agreement (other than amendments of a minor or administrative nature or to correct a manifest error) without the prior written approval of the Trustee.

6.3.9  PERFORMANCE OF CONTRACTS

       The Company will and will procure that each of itself and TYNER will (a) perform its material obligations under the Material Contracts and (b) use reasonable efforts to enforce the respective obligations of each counterparty to such contracts.

6.3.10 SECURITY OVER SHARES

       The Company shall ensure at all times that:

(A) the equity in TYNER held by the Company pledged in favour of the Trustee shall be 100% of all equity in TYNER owned by the Company and shall not be less than, or represent, 50% (on a Fully Diluted Basis) of the total equity interest, and voting rights, in TYNER; and

(B) (i) the Initial PRC Share Pledge shall be executed as a condition to the release of funds in accordance with the First Escrow Agreement, (ii) the First PRC Share Pledge shall be executed within 30 days after deposit of the amount of the First Equity Injection into the PRC Account, (iii) the Second PRC Share Pledge shall be executed within 30 days after deposit of the amount of the Second Equity Injection into the PRC Account, and (iv) as and when the Company acquires additional shares or equity in TYNER, such additional shares or equity shall be charged or pledged as aforesaid in (A) above, as soon as practicable upon acquisition and in any case within 10 days thereof, and such security shall be perfected under applicable laws by no later than 30 days from such acquisition.

6.3.11 CAPITAL VERIFICATION

       The Company shall ensure that the capital verification of TYNER, in connection with the First Equity Injection and Second Equity Injection respectively, shall be completed and the relevant capital verification report by a certified public accounting firm in the PRC shall be issued and a new business licence based on such capital verification report from the local Administration of Industry and Commerce shall be issued, in each case within 30 days from the date that the relevant amounts for the First Equity Injection and Second Equity Injection respectively have been credited into the PRC Account in accordance with Condition 6.3.1(B). The Company shall, within the time frame stated in the foregoing, deliver to the Trustee an Officer's Certificate stating that the foregoing requirements have been satisfied, and shall provide the Trustee with such information as the Trustee (acting on the advice of the Manager) may require. Such certificate will be accompanied by an opinion of independent PRC counsel acceptable to the Trustee acting on the advice of the Manager that confirms the legal substance of such certificate.

6.3.12 CURE

(A) The Company shall procure that each of the Subsidiary Operating Companies (as the case may be) obtains, each of the items referred to in the Exceptions by no later than by the relevant dates specified in the definition of Exceptions, and shall deliver to the Trustee evidence of the same promptly thereafter, provided that failure to obtain any item referred to in the Exceptions by the relevant date shall only constitute an Event of Default if the Bondholders so decide pursuant to an Extraordinary Resolution.

(B) The Company shall procure that (i) the approval of the Hebei Provincial Commercial Bureau, the registration with the Baoding Administration of Industry and Commerce and recording on the shareholder register of TYNER of the Initial PRC Share Pledge be duly obtained within 30 days of the Issue Date, (ii) the approval of the Baoding State-owned Assets Supervision and Administration Committee, the approval of the Hebei Provincial Commercial Bureau, and registration with the Baoding Administration of Industry and Commerce, in relation to the First Equity Injection are duly obtained within 30 days after deposit of the amount of the First Equity Injection into the PRC Account, (iii) the approval of the Hebei Provincial Commercial Bureau, registration with the Baoding Administration of Industry and Commerce, and recording on the shareholder register of TYNER, of the First PRC Share Pledge are duly obtained within 30 days after deposit of the amount of the First Equity Injection into the PRC Account, (iv) the approval of the Baoding State-owned Assets Supervision and Administration Committee, the approval of the Hebei Provincial Commercial Bureau, and registration with the Baoding Administration of Industry and Commerce, in relation to the Second Equity Injection are duly obtained within 30 days after deposit of the amount of the Second Equity Injection into the PRC Account, and (v) the approval of the Hebei Provincial Commercial Bureau, registration with the Baoding Administration of Industry and Commerce, and recording on the shareholder register of TYNER, of the Second PRC Share Pledge are duly obtained within 30 days after deposit of the amount of the Second Equity Injection into the PRC Account.

6.3.13 DIVIDEND POLICY

       The Company shall and shall procure that each of TYNER and its Subsidiaries shall adopt and implement a dividend policy consistent with ensuring that the Company's payment obligations under the Bonds and the Issuer's payment obligations under the Notes are met in full and on a timely basis and that TYNER make all applications, filings, registrations and/or notifications and obtain any approvals necessary or advisable in connection with such payment to the tax and foreign exchange control authorities in the PRC.

6.3.14 DIRECTORS UNDERTAKING

       The Company shall procure that each of the directors of TYNER appointed by the Company shall have executed the Directors Undertaking on or before the date of issuance of the Bonds, and shall procure that any replacement or new director of TYNER appointed by the Company (prior to the termination of the Directors Undertaking) shall execute a deed of undertaking (substantially in the form of the Directors Undertaking) promptly upon becoming a director in TYNER.

6.3.15 INTERIM STATEMENTS

       The financial statements referred to in Condition 5.6(A) ("INTERIM STATEMENTS") shall be substantially similar to the audited financial statements for the relevant period ("FINAL STATEMENTS") to be delivered pursuant to Condition 6.1.1(A) and:

(A) the Consolidated Net Income for each of the years ended 31 December 2003, 31 December 2004 and 31 December 2005, as stated in the Final Statements, shall not be less than the Consolidated Net Income stated in the corresponding Interim Statements by more than 10%; and

(B) the Consolidated Net Income for the 6 months period ending 30 June 2006, as stated in the Final Statements, shall not be less than the Consolidated Net Income stated in the corresponding Interim Statements by more than 15%.

6.4    NEGATIVE UNDERTAKINGS

6.4.1  NEGATIVE PLEDGE

       The Company shall not, and shall not allow any of its Subsidiaries, without the prior written consent of the Trustee acting on the instruction of the Bondholders (pursuant to an Extraordinary Resolution), to directly or indirectly create or permit to subsist any Lien over all or any of its present or future revenues or assets other than a Lien which:

(A)    arises by operation of Law;

(B) relates to a banker's right of set-off or netting arrangement which arises by operation of Law;

(C) arises in respect of any judgment or award for which an appeal or proceedings for review are being pursued in good faith and in respect of which not more than 30 days have elapsed without a stay of execution in respect thereof having been granted, provided that (i) the affected Group member shall have established such reserves as may be required under GAAP in respect of such judgment or award or (ii) the liability in respect of such judgment or award shall be fully insured and the insurer shall not have denied coverage;

(D) arises in respect of Taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; or

(E)   arises, is created or subsists pursuant to any Transaction Documents.

6.4.2 IMPAIRMENT OF SECURITY INTERESTS

      The Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Trustee acting on the instruction of the Bondholders (pursuant to an Extraordinary Resolution), directly or indirectly take or omit to take any action which action or omission could reasonably be expected to have the result of adversely affecting or impairing the security granted over the Collateral pursuant to the Security Documents in favour of the Security Trustee, other than as expressly contemplated by the Trust Deed or the Security Documents.

6.4.3 INVESTMENTS, LOANS AND GUARANTEES

      The Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Trustee acting on the instruction of the Bondholders (pursuant to an Extraordinary Resolution), directly or indirectly, lend money or credit or make advances to any Person, grant any credit or give any guarantee to any other Person, make any payment of principal of or interest on any loan that is subordinated to the indebtedness under the Notes and/or the Bonds, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, "INVESTMENTS"), or otherwise own any Investment, other than:

(A) Investments in existing Subsidiaries and Investments made in accordance with or contemplated under the provisions of the Transaction Documents (including, without limitation, pursuant to the Existing Joint Venture Agreement);

(B) normal trade credit in the ordinary course of business and in line with general industry practice;

(C) the Company or any of its Subsidiaries may (i) acquire and hold accounts receivables owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (ii) acquire and hold cash and cash equivalents, (iii) endorse negotiable instruments for collection in the ordinary course of business, (iv) make lease, utility and other similar deposits in the ordinary course of business and (v) enter into hedging arrangements on arms length commercial terms, inter alia, to protect the Company or such Subsidiary from fluctuations in the value of commodities, currency exchange rates or interest rates;

(D) other Investments for strategic or operational purposes in companies or joint ventures not to exceed, in the aggregate (together with any Investments so made by the Issuer), the equivalent when made of US$10 million per annum; or

(E)   guarantees of Financial Indebtedness permitted under Condition 6.4.4.

6.4.4 FINANCIAL INDEBTEDNESS

      The Company shall not, and shall procure that its Subsidiaries shall not, without the prior written consent of the Trustee acting on the instruction of the Bondholders (pursuant to an Extraordinary Resolution), incur, create or permit to subsist or have outstanding or make any payment (whether of principal, interest or otherwise) in respect of any Financial Indebtedness or enter into any agreement or arrangement whereby it is entitled to incur, create or permit to subsist any Financial Indebtedness other than:

(A)   pursuant to or contemplated under the Transaction Documents;

(B) Indebtedness under hedging arrangements permitted under Condition 6.4.3(C) so long as Condition 6.2 is complied with after giving effect to such Indebtedness;

(C) unsecured working capital facilities owed to any bank or financial institution (in each case other than an Affiliate) by a Subsidiary Operating Company, provided that Condition 6.2 is complied with after giving effect to such Indebtedness;

(D) Indebtedness in respect of workers' compensation claims, self-insurance obligations, performance bonds, surety appeal or similar bonds and completion guarantees provided in the ordinary course of its business;

(E) Indebtedness owed to any bank or financial institution (in each case not being an Affiliate) pursuant to acceptance bills issued by such bank or financial institution in the ordinary course of its business; and

(F) loans incurred in the ordinary course of business provided to it by another Group member or an Affiliate.

6.4.5 RESTRICTED PAYMENTS

(A) The Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Trustee acting on the instruction of the Bondholders (pursuant to an Extraordinary Resolution), directly or indirectly make any Restricted Payments other than Permitted Payments.

(B) As used herein, a "Restricted Payment" means, in each case whether in cash, securities, property or otherwise:

      (i) any direct or indirect distribution, dividend or other payment on account of any class of its share capital or capital stock or other securities made by it to a Group member;

      (ii) any payment of principal of, or interest on, any loan made by it to any Group member; or

      (iii) any transfer of assets, loan or other payment made by it to any Group member.

(C) As used herein, a "Permitted Payment" means any distribution, dividend, transfer of assets, loan or other payment:

      (i) contemplated by the Transaction Documents including (without limitation) by the Company under the Bonds and pursuant to the CB Documents;

      (ii) by (x) the Company for the payment of dividends on YGEH Shares held by the Issuer and other shareholders of the Company on a pro rata basis and (y) TYNER for the payment of dividends on shares of TYNER held by the Company and other shareholders of TYNER on a pro rata basis; provided that any dividends payable or paid to the Issuer and/or the Company shall be credited to the Issuer Account and/or the YGEH Account respectively);

      (iii) by any Subsidiary of TYNER to TYNER;

      (iv)  by any Subsidiary of TYNER to another Subsidiary of TYNER;

      (v)   payments made pursuant to a transaction permitted under Clause
            6.4.4(F)

      (vi) in relation to transactions carried out on bona fide arm's length commercial terms in the ordinary course of business; or

      (vii) being any payment owed to any Subsidiary Operating Company by another Subsidiary of the Company.

6.4.6 ASSET SALES

      The Company shall not, and shall procure that none of its Subsidiaries shall, without the prior written consent of the Trustee acting on the instruction of the Bondholders (pursuant to an Extraordinary Resolution), directly or indirectly, either in a single transaction or in a series of transactions, sell, transfer, lease or otherwise dispose of all or any part of its revenues, assets, shares, business or undertakings other than:

(A) leases, the disposal of trading assets or the expenditure of cash, in each case in the ordinary course of trade on arms' length terms;

(B) the disposal of obsolete or surplus assets not required for the efficient operation of the business of the Company or such Subsidiaries, on arms' length terms;

(C) disposals of assets in exchange for other assets comparable or superior as to type, value and quality;

(D) a sale of YGEH Shares pursuant to the IPO Event, provided that the proceeds of any such sale by the Issuer are deposited into the Issuer Account; or

(E) other disposals not exceeding, in the aggregate (together with disposals by the Issuer), US$3,000,000 per annum.

6.4.7 CHANGE OF BUSINESS

      The Company shall not, and shall procure that none of its Subsidiaries shall make any material change in the nature of its business or cease (or threaten to cease) any material part of its business, as carried on immediately prior to the date of the Trust Deed, in each case where this would result in a material change to the business of the Group taken as a whole.

6.4.8 MERGERS

      The Company shall not, and shall procure that none of its Subsidiaries shall, without the prior written consent of the Trustee acting on the instruction of the Bondholders (pursuant to an Extraordinary Resolution), amalgamate, consolidate or merge with any other Person, provided that any member of the Group may amalgamate, consolidate or merge with another member of the Group if there is no adverse effect on the security created by the Security Documents and no Default or Material Adverse Effect would arise as a result of such amalgamation, consolidation or merger.

6.4.9 DIVIDENDS AND OTHER SUBSIDIARY PAYMENTS

      The Company will not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Trustee acting on the instruction of the Bondholders (pursuant to an Extraordinary Resolution), directly or indirectly create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to:

(A) pay dividends or make any other distributions on or in respect of its Capital Stock;

(B) pay any Indebtedness or other obligations owed to the Company or any Subsidiary;

(C) make loans or advances to the Company or any other Subsidiary of the Company; or

(D) transfer any of its property or assets to the Company or any other Subsidiary of the Company.

The preceding provisions will not prohibit:

(1) any Lien or restriction constituted by this Trust Deed or the other Transaction Documents; or

(2) Liens or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order or required by any regulatory authorities.

6.4.10 CONSTITUTIVE DOCUMENTS, SECURITIES ISSUANCE

       The Company shall not, and shall procure that none of its Subsidiaries shall:

(A) without the prior written consent of the Trustee (acting on the advice of the Manager), which consent shall not be unreasonably withheld, amend its constitutive documents in any way other than as required by the IPO Event or pursuant to any issuance of securities permitted under (B) below; or

(B) issue securities, other than pursuant to the Initial Equity Injection, the First Equity Injection, the Second Equity Injection, or any Transaction Document, or any issue of securities by the Company, provided that in each case (i) at all times (both before and after such issuance) Condition 6.3.10 is complied with, and (ii) (other than pursuant to the Initial Equity Injection, the First Equity Injection and the Second Equity Injection) the Company shall have provided the Trustee with written notice of such issuance of securities at least 10 days prior to the proposed closing date of such transaction.

6.4.11 TRANSACTIONS WITH AFFILIATES

       The Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Trustee acting on the instruction of the Bondholders (pursuant to an Extraordinary Resolution), directly or indirectly enter into or conduct any transaction or a series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, the Company or any Subsidiary or Affiliate of the Company (an "AFFILIATE TRANSACTION"), other than:

(A) pursuant to the Transaction Documents (including, without limitation, any Permitted Payment pursuant to Condition 6.4.5 or any Investment permitted to be made in accordance with Condition 6.4.3); or

(B) any other Affiliate Transaction, if such transaction is on arm's-length terms.

6.4.12 BONDS AND OTHER TRANSACTION DOCUMENTS

(A) The Company agrees and acknowledges that the Issuer shall comply with all requests and instructions of the Notes Trustee (acting on the advice of the Manager) relating to or in connection with the exercise and performance by the Issuer of all its rights and obligations under or pursuant to the Bonds and the CB Documents, including (without limitation) correspondence with and notices to the Company thereunder.

(B) The Company shall not, and shall procure that each other Group member shall not, directly or indirectly, supplement, amend, modify, waive, assign or transfer (or purport to do any of the foregoing in relation to) (save with respect to any amendment or waiver of a minor or administrative nature or which corrects a manifest error) any of the provisions of and rights and obligations under the CB Documents and any other Transaction Document to which it is a party, in each case without the prior written consent of the Trustee acting on the instruction of the Bondholders (pursuant to an Extraordinary Resolution).

6.4.13 FISCAL YEAR AND AUDITORS

       Without the consent of the Trustee (acting on the advice of the Manager), which consent shall not be unreasonably withheld, neither the Company nor any Subsidiary will change (i) its fiscal year or (ii) its auditors and any request for Trustee's consent to any change in its auditors shall only be to a firm of accountants belonging to the "Big 4" international accounting firms.

6.4.14 CAPITAL EXPENDITURE

       In the event that on the day following 9 months after the date of issue of the Notes, the IPO Event has not occurred, the Company shall not, and shall procure that its Subsidiaries shall not, without the prior written consent of the Trustee (acting on the advice of the Manager), incur any amount of Capital Expenditure relating to Stage 2 and/or Stage 3 of phase III of TYNER's construction expansion project unless it can demonstrate to the satisfaction of the Trustee (acting on the advice of the Manager) that TYNER has sufficient funds to ensure than all amounts of Capital Expenditure relating to Stage 2 and Stage 3 of phase III of such project will be met in full.

6.4.15 MATERIAL CONTRACTS

       The Company shall not, and shall procure that no Group member shall amend, supplement, supersede or waive any provisions of any Material Contract, or exercise any right to rescind, cancel or terminate any Material Contract, or waive any breach by any counterparty or consent to any act or omission which would otherwise constitute such a breach, in each case which would have or would be reasonably expected to have a Material Adverse Effect. In any case, the Company shall promptly notify the Trustee of any amendment, supplement, waiver, rescission, cancellation or termination of any provisions of any Material Contract.

7.     DEFINITIONS

       Terms defined in the Notes Conditions and the Notes Trust Deed shall have the same meanings where used herein unless separately defined herein.

       "BONDHOLDERS" means the person(s) in whose names the Bonds are registered in the register of Bondholders; and the words "HOLDER" and "HOLDERS" and related expressions shall (where appropriate) be construed accordingly;

     "DEBENTURE" means the Debenture dated as of 13 November 2006 between the Issuer and the Trustee.

     "NON-ASSESSABLE", in relation to securities, including the Shares, means that, when issued, those securities are not subject to any further calls by the Company for, or any other provisions which could require, further payments or contributions from their holders;

     "NOTES AGENCY AGREEMENT" means the Paying Agency Agreement dated as of 13 November 2006 among the Issuer, the Trustee and Deutsche Bank AG, Hong Kong Branch;

     "OUTSTANDING" means, in relation to the Bonds, all the Bonds issued except
     (a) those which have been redeemed in accordance with the Conditions, (b) those in respect of which the date for redemption has occurred and the redemption moneys and all accrued interest have been duly paid to or to the order of the Trustee as provided in Clause 2 or have been duly paid to the Principal Agent and remain available for payment following surrender of Certificates in respect of Bonds, (c) those in respect of which claims have become prescribed under Condition 14, (d) those which have been purchased and cancelled as provided in the Conditions, (e) those mutilated or defaced Certificates which have been surrendered in exchange for replacement Certificates pursuant to Condition 15, (f) for the purpose only of determining how many Bonds are outstanding and without prejudice to their status for any other purpose, those Certificates alleged to have been lost, stolen or destroyed and in respect of which replacement Certificates have been issued pursuant to Condition 15, and (g) those Tranche B Bonds which has been converted to Shares in accordance with Condition 10(C); provided that for the purposes of (1) ascertaining the right to attend and vote at any meeting of the Bondholders, (2) determining how many Bonds are outstanding for the purposes of Conditions 17 and 18 and Schedule 3, (3) the exercise of any discretion, power or authority which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Bondholders, and (4) the certification (where relevant) by the Trustee as to whether a Potential Event of Default is in its opinion materially prejudicial to the interests of the Bondholders, those Bonds which are beneficially held by or on behalf of the Company or any of its Subsidiaries and Affiliates (other than the Initial Purchaser) and not yet cancelled shall be deemed not to remain outstanding;

     "PRINCIPAL AGENT" means the bank named as such in the Conditions or any Successor Principal Agent appointed under the Agency Agreement at its specified office;

     "SECURED CREDITOR" means the Trustee (for itself and as trustee for the holders of the Bonds) and their respective successors and assigns;

     "SHARES" means (a) shares of the class of share capital of the Company which, at the date of this Trust Deed, is designated as ordinary shares of US$0.01 each in the capital of the Company, together with shares of any class or classes resulting from any division, consolidation or re-classification thereof, which as between themselves have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or winding-up of the Company, and (b) fully-paid and non-assessable shares of any class or classes of the share capital of the Company authorised after the date of this Trust Deed which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or winding-up of the Company;

     "SHAREHOLDER" means the person in whose name a Share is registered;

     "SPECIFIED OFFICE" means, in relation to an Agent the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to the Bondholders;

     "TRANCHE A BONDS" means bonds in registered form comprising the US$38,000,000 bonds due 2008 constituted by this Trust Deed represented by the Tranche A Certificates and for the time being outstanding or, as the context may require, a specific number or principal amount of them and includes any replacement Certificates issued pursuant to the Conditions;

     "TRANCHE A CERTIFICATE" means a certificate, in or substantially in the form set out in Schedule 1, issued in the name of the holder of one or more Tranche A Bonds and includes any replacement Certificates issued pursuant to the Conditions;

     "TRANCHE B BONDS" means bonds in registered form comprising the US$47,000,000 bonds due 2008 constituted by this Trust Deed represented by the Tranche B Certificates and for the time being outstanding or, as the context may require, a specific number or principal amount of them and includes any replacement Certificates issued pursuant to the Conditions; and

     "TRANCHE B CERTIFICATE" means a certificate, in or substantially in the form set out in Schedule 2, issued in the name of the holder of one or more Tranche B Bonds and includes any replacement Certificates issued pursuant to the Conditions.

8.   INTEREST

(A)  INTEREST ACCRUAL

     The Tranche A Bonds bear interest from 16 November 2006 (the "ISSUE DATE"), payable in arrears on each 16 February, 16 May, 16 August and 16 November in each year (each, an "INTEREST PAYMENT DATE"), subject as provided in Condition 9 (Payments); provided, however, that, if any Interest Payment Date would otherwise fall on a date which is not a Business Day, it will be postponed to the next Business Day unless it would thereby fall into the next calendar month, in which case it will be brought forward to the preceding Business Day. Each period beginning on (and including) the Issue Date or any Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an "INTEREST PERIOD".

(B)  CESSATION OF INTEREST

     Each Tranche A Bond will cease to bear interest from the due date for final redemption unless, upon due presentation, payment of principal is improperly withheld or refused, in which case it will continue to bear interest in accordance with this Condition (after as well as before judgment) until the day on which all sums due in respect of such Tranche A Bond up to that day have been paid by the Company to the Principal Agent (or, for so long as the Bonds and/or Shares held by the Initial Purchaser are secured under the Debenture and the YGEH Share Charge, the Principal Agent for the Notes under the Notes Agency Agreement).

(C)  CALCULATION OF INTEREST RATE

     The rate of interest applicable to the Tranche A Bonds (the "RATE OF INTEREST") for each Interest Period will be determined by the Calculation Agent on the following basis:

      (i) the Calculation Agent will determine the British Bankers Association Interest Settlement Rate for deposits in U.S. dollars for a period equal to the relevant Interest Period which appears on the appropriate display page designated 3750 on the Bridge/Telerate service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying comparable rates) (the "SCREEN RATE") as of 12.00 noon (London time) on the second Business Day before the first day of the relevant Interest Period (the "INTEREST DETERMINATION DATE");

      (ii) if such rate does not appear on that page on that time, the Calculation Agent will:

            (A) request the principal London office of each of four major banks in the London interbank market to provide a quotation of the rate at which deposits in U.S. dollars are offered by it in the London interbank market at approximately 12.00 noon (London time) on the Interest Determination Date to prime banks in the London interbank market for a period equal to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time; and

            (B) determine the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of such quotations; and

      (iii) if fewer than two such quotations are provided as requested, the Calculation Agent will determine the arithmetic mean (rounded, if necessary, as aforesaid) of the rates quoted by major banks in New York City, selected by the Calculation Agent, at approximately 11.00 a.m. (New York City time) on the first day of the relevant Interest Period for loans in U.S. dollars to leading European banks for a period equal to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time, and the Rate of Interest shall be the sum of (A)(1) 2.00 per cent. per annum (the "STAGE 1 MARGIN") in respect of each Interest Period prior to and including the Interest Period ending on the Interest Payment Date falling in 16 August 2007 or (2) 4.00 per cent.
per annum (the "STAGE 2 MARGIN") thereafter and (B) the Screen Rate or the arithmetic mean so determined in respect of each Interest Period thereafter; provided, however, that if the Agent Bank is unable to determine an arithmetic mean in accordance with the above provisions in relation to any Interest
Period, the Rate of Interest applicable to the Notes during such Interest
Period will be the sum of the Stage 1 Margin or the Stage 2 Margin, as the case may be, and the rate (or as the case may be) arithmetic mean last determined in relation to the Tranche B Bonds in respect of a preceding
Interest Period.

(D)  CALCULATION OF INTEREST AMOUNT

     The Calculation Agent will, as soon as practicable after the Interest Determination Date in relation to each Interest Period, calculate the amount of interest (the "INTEREST AMOUNT") payable in respect of each Tranche B Bond for such Interest Period. The Interest Amount will be calculated by applying the Rate of Interest for such Interest Period to the principal amount outstanding of such Tranche B Bond during such Interest Period, multiplying the product by the actual number of days in such Interest Period divided by 360 and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

(E)  PUBLICATION OF INTEREST RATE

     The Calculation Agent will cause each Rate of Interest and Interest Amount determined by it, together with the relevant Interest Payment Date, to be notified to the Paying Agents and to the Company as soon as practicable after such determination but in any event not later than the first day of the relevant Interest Period. Notice thereof shall also promptly be given to the Bondholders. The Calculation Agent will be entitled to recalculate any Interest Amount (on the basis of the foregoing provisions) without notice in the event of an extension or shortening of the relevant Interest Period.

(F)  CALCULATIONS BINDING

     All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this Condition 8 (Interest) by the Calculation Agent will (in the absence of manifest error) be binding on the Company, the Paying Agents and the Bondholders and (subject as aforesaid) no liability to any such person will attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions for such purposes.

(G)  PAYMENT FROM ACCOUNT

     Without prejudice to the Company's obligation to pay any shortfall in the event there are insufficient monies in the YGEH Account, the Company shall pay interest due on the first 3 Interest Payment Dates from the initial amount deposited into the YGEH Account in accordance with Condition 6.3.1(B)(iii).

9.   PAYMENTS

(A)  PRINCIPAL, PREMIUM AND INTEREST

     Payment of principal and interest due other than on an Interest Payment Date will (subject to Clause 2.2 of the Trust Deed) be made to the order of the persons shown in the register of Bondholders at the close of business on the fifteenth business day before the relevant payment date (the "RECORD DATE").

     Payments of interest due on an Interest Payment Date will (subject to Clause 2.2 of the Trust Deed) be made to the order of the persons shown in the register of Bondholders at close of business on the Record Date.

     Interest payable under the Bonds in respect of the first three Interest Periods shall be paid from the monies standing to the credit of the YGEH Account in accordance with the First Escrow Agreement, but without prejudice to the Company's liability to pay the amount of any shortfall in the event that monies in the YGEH Account are insufficient to pay such interest amounts.

(B)  PAYMENTS

     Subject to Clause 2.2 of the Trust Deed, each payment in respect of the Tranche B Bonds will be made by United States dollar cheque drawn on a branch of a bank in New York City mailed to the holder of the relevant Note at his address appearing in the register. However, upon application by the holder to the specified office of the Registrar or any Paying and Transfer Agent not less than 15 days before the due date for any payment in respect of a Tranche B Bond, such payment may be made by transfer to a United States dollar account maintained by the payee with a bank in New York City.

     Where payment is to be made by cheque, the cheque will be mailed, on the Business Day preceding the due date for payment or, in the case of payments referred to in Condition 10(A), if later, on the Business Day on which the relevant Tranche B Bond is surrendered (at the risk and, if mailed at the request of the holder otherwise than by ordinary mail, expense of the holder).

     Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due (i) as a result of the due date not being a Business Day, (ii) if a cheque mailed in accordance with this Condition arrives after the date for payment.

(C)  PAYMENTS SUBJECT TO FISCAL LAWS

     All payments in respect of the Tranche B Bonds are subject in all cases to any applicable fiscal or other laws and regulations in the place of payment, but without prejudice to the provisions of Condition 11. No commissions or expenses shall be charged to the Bondholders in respect of such payments.

(D)  SURRENDER OF CERTIFICATES; BUSINESS DAYS

     Where payment is to be made by transfer to a registered account, payment instructions (for value the due date or, if that date is not a business day, for value the next following business day) will be initiated, and, where payment is to be made by cheque, the cheque will be mailed, (i) on the later of the business day on which the relevant Certificate is surrendered at the specified office of any relevant Agent and the business day preceding the due date for payment (in the case of principal and interest due other than on an Interest Payment Date) and (ii) on the business day preceding the due date for payment (in the case of interest due on an Interest Payment Date).

     Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due if the due date is not a business day, if the Bondholder is late in surrendering its Certificate (if required pursuant to these Conditions) or if a cheque mailed in accordance with this Condition arrives or is cleared after the due date for payment.

(E)  PARTIAL PAYMENTS

     If the amount of principal, premium, if any, or interest which is due on the Tranche B Bonds on any date is not paid in full, the Registrar will annotate the register of Bondholders and any Certificates surrendered for payment with a record of the amount of principal, premium, if any, or interest in fact paid and the date of such payment.

10.   REDEMPTION; REPURCHASE AND CANCELLATION; CONVERSION

(A)  REDEMPTION AT MATURITY

     Unless previously redeemed or purchased and cancelled as herein provided, the Company will redeem the Tranche B Bonds on 16 November 2008 at 100 per cent. of their principal amount in US dollars plus accrued and unpaid interest plus Breakage (if any).

     The Tranche B Bonds may be redeemed in whole prior to that date only as provided in paragraphs (B) and (C) below (but without prejudice to Condition
12).

(B)  REDEMPTION AT THE OPTION OF THE COMPANY

     At any time, the Company may, having given not less than 15 Business Days' notice to the Bondholders (which notice will be irrevocable), redeem the Tranche B Bonds, in whole but not in part at 100 per cent. of the principal amount of the Tranche B Bonds redeemed plus any accrued and unpaid interest plus Breakage (if any), provided that no such redemption may take place unless (i) the Tranche A Bonds are simultaneously redeemed in full on the same redemption date in accordance with Condition 10(B) of the terms and conditions of the Tranche A Bonds and (ii) for so long as the Bonds and/or Shares held by the Company are secured under the Debenture and Share Charge, the Notes are simultaneously redeemed in full on the same redemption date in accordance with condition 10(b) of the Notes Condition.

(C)  MANDATORY REDEMPTION AND CONVERSION

     Upon the occurrence of an IPO Event, the Tranche B Bonds shall be converted, on the date of fixing of the offer price of Shares pursuant to the IPO Event (the "EXCHANGE DATE"), to the Conversion Shares. The Conversion shares shall be issued to and registered in (for so long as the Bonds and/or Shares held by the Initial Purchaser are secured under the Debenture and Share Charge) the name of the Notes Trustee.

     "CONVERSION SHARES" means such number of the Shares representing in aggregate X% of the total issued share capital of the Company.

     "X%" means as determined by the Calculation Agent (in consultation with the Company), such percentage of shares in the Company (on a Fully Diluted Basis) that would represent an effective ownership of 3.73% in the equity of TYNER (on such a Fully Diluted Basis).

(D)  ISSUE OF SHARES

(i) Upon conversion of the Tranche B Bonds for Shares, the Company will, as soon as practicable, and in any event not later than the closing date of the IPO Event, cause the relevant securities account of the Notes Trustee (for so long as the Bonds and/or Shares held by the Initial Purchaser are secured under the Debenture and the Share Charge) or of the relevant Bondholder or their respective nominee to be credited with such number of relevant Shares to be issued upon conversion.

(ii) The Shares issued upon conversion of the Tranche B Bonds will in all respects rank pari passu with the Shares in issue on the relevant conversion date (except for any right excluded by mandatory provisions of applicable law) and such Shares shall be entitled to all rights the record date for which falls on or after such conversion date to the same extent as all other fully-paid and non-assessable Shares of the Company in issue as if such Shares had been in issue throughout the period to which such rights relate.

(iii) The Company shall pay all stamp, issue, registration or similar taxes and duties (if any) arising on conversion of the Tranche B Bonds and the issue and allotment of Shares on conversion. The Company will pay all other expenses arising on the issue of Shares on conversion of the Tranche B Bonds and all charges of the Agents and the share transfer agent for the Shares in connection with conversion.

(E)  REPURCHASE

     The Company or any of its Subsidiaries (as defined above) may, if permitted under applicable laws, at any time repurchase Tranche B Bonds or interests therein. The Company or the relevant Subsidiary is required to submit to the Registrar for cancellation any Tranche B Bonds so purchased.

(F)  NO RE-ISSUE

     Tranche B Bonds which have been redeemed or converted or purchased by the Company or its Subsidiaries may not be re-issued or resold and shall be cancelled upon redemption, conversion or purchase. Certificates in respect of all Tranche B Bonds cancelled will be forwarded to or to the order of the Principal Agent.

(G)  REDEMPTION NOTICES

     All notices to Bondholders given by or on behalf of the Company pursuant to this Condition 10 will where applicable specify the date fixed for redemption, the redemption amount, and the aggregate principal amount of the Tranche B Bonds outstanding.

11.  TAXATION

     All payments of principal and interest by the Company will be made without deduction or withholding for or on account of any present or future taxes, duties, assessments, or governmental charges of whatever nature imposed or levied by or on behalf of the government of the Cayman Islands or any authority thereof or therein having power to tax, unless deduction or withholding of such taxes, duties, assessments or governmental charges is compelled by law. In that event, the Company will pay such additional amounts by way of principal and interest as will result in the receipt by the Bondholders of the amounts which would otherwise have been receivable in respect of principal and interest in the absence of any such withholding or deduction, except that no such additional amount shall be payable in respect of any Tranche B Bond:

     (i) to a holder (or a third party on behalf of a holder) who is subject to such taxes, duties, assessments or governmental charges in respect of such Tranche B Bond by reason of his having some connection with the Cayman Islands otherwise than merely by holding such Tranche B Bond or by receipt of principal, premium, if any, or interest in respect of such Tranche B Bond;

     (ii) if the Certificate in respect of such Tranche B Bond is surrendered more than 30 days after the relevant date except to the extent that the holder would have been entitled to such additional amount on surrendering the relevant Certificate for payment on the last day of such period of 30 days;

     (iii) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Union Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

     (iv) presented for payment by or on behalf of a Bondholder who would have been able to avoid such withholding or deduction by presenting the relevant Tranche B Bond to another Paying Agent in a Member State of the European Union.

     In these Conditions "RELEVANT DATE" means, in relation to any date for payments on the Tranche B Bonds, whichever is the later of (a) the date on which such payment first becomes due and (b) if the full amount payable has not been received in Hong Kong by the Trustee or the Principal Agent on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Bondholders.

     References in these Conditions to principal and interest shall be deemed also to refer to any additional amounts which may be payable under this Condition 11 or any undertaking or covenant given in addition thereto or in substitution thereof pursuant to the Trust Deed.

12.  EVENTS OF DEFAULT

     The Trustee if so directed by an Extraordinary Resolution (subject in each case to being indemnified to its satisfaction) shall, give notice to the Company that the Bonds are and they shall immediately become due and repayable at their principal amount together with accrued interest plus Breakage if any of the following events (each, an "EVENT OF DEFAULT") occurs:

(A)  NON-PAYMENT OF PRINCIPAL OR INTEREST; NON-DELIVERY OF SHARES

     (i) the Issuer fails to pay any amount of principal (or deliver any shares in accordance with Condition 10 of the Notes) in respect of the Notes on the due date for payment (or delivery) thereof or fails to pay any amount of interest in respect of the Notes within 3 Business Days of the due date for payment thereof; or

     (ii) the Company fails to pay any amount of principal (or deliver any shares) in respect of the Bonds on the due date for payment (or delivery) thereof or fails to pay any amount of interest in respect of the Bonds within 3 Business Days of the due date for payment thereof;

(B)  BREACH OF OTHER OBLIGATIONS

     (i) the Issuer, the Company, TYNER or MLS defaults in the performance or observance of any of its other obligations or covenants under or in respect of the Bonds (other than under Condition 6.3.11 (Capital Verification) or Condition 6.3.12(B)) or the Trust Deed or the other Transaction Documents and such default (i) is in the opinion of the Trustee acting on the instruction of the Bondholders (pursuant to an Extraordinary Resolution), incapable of remedy or (ii) being a default which is, in the opinion of the Trustee acting on the instruction of the Bondholders (pursuant to an Extraordinary Resolution), capable of remedy, remains unremedied for 5 Business Days (in the case of any covenants contained in Conditions 6.2, 6.3.1, 6.3.10, 6.3.12(A), 6.3.13 and 6.4.1 to 6.4.14) or 30 days (in any other case) or such longer period as the Trustee acting on the instruction of the Bondholders (pursuant to an Extraordinary Resolution) may agree after the Trustee has given written notice thereof, addressed to the Company; or

     (ii) the Company fails to comply with Condition 6.3.11 (Capital Verification) or Condition 6.3.12(B) within the time period specified therein;

(C)  CROSS-DEFAULT

     (i) any Indebtedness of the Company or any Group member is not paid when due or (as the case may be) within any originally applicable grace period;

     (ii) any such Indebtedness becomes due and payable prior to its stated maturity otherwise than at the option of the Company or (as the case may be) the relevant Group member or (provided that no event of default howsoever described, has occurred under the terms of the agreement governing such Indebtedness) any Person entitled to the payment of such Indebtedness; or

     (iii) the Company or any Group member fails to pay when due any amount payable by it under any guarantee of any Indebtedness (including any indemnity of such Indebtedness or any arrangement having a similar effect),

           Provided, however, that the amount of Indebtedness referred to in paragraphs (i) and/or (ii) above and/or the amount payable under any guarantee referred to in paragraph (iii) above individually or in the aggregate exceeds U.S.$5 million (or its equivalent in any other currency or currencies);

(D)  UNSATISFIED JUDGMENTS

     one or more judgment(s) or order(s) for the payment of an amount in excess of U.S.$5 million (or its equivalent in any other currency or currencies), whether individually or in aggregate, is rendered against the Company or any other Group member and continue(s) unsatisfied and unstayed for a period of 30 days after the date(s) thereof or, if later, the date therein specified for payment save where such judgment or order is being contested in good faith and adequate reserve (in accordance with GAAP) has been made against such judgment or order;

(E)  SECURITY ENFORCED

     a secured party takes possession, or a receiver, manager or other similar officer is appointed, of the whole or a substantial (in the opinion of the Trustee acting on the advice of the Manager) part of the undertaking, assets and revenues of the Company or any other Group member;

(F)  INSOLVENCY; CESSATION OF BUSINESS ETC.

     (i) the Company, the Issuer or any Subsidiary Operating Company becomes insolvent or is unable to pay its debts as they fall due, (ii) an administrator or liquidator is appointed over the Company and the Issuer or any other Subsidiary Operating Company or the whole or a substantial (in the opinion of the Trustee acting on the advice of the Manager) part of their respective undertaking, assets and revenues, (iii) an order is made or an effective resolution is passed for the winding up, liquidation or dissolution of the Company and the Issuer or any Subsidiary Operating Company, (iv) the Company or any other Group member takes any action for a readjustment or deferment of any of its obligations where such obligations exceed US$5 million or its equivalent, (v) the Company, the Issuer or any Subsidiary Operating Company makes a general assignment or an arrangement or composition with or for the benefit of all or substantially all of its creditors or declares a moratorium in respect of any of its Indebtedness or any guarantee in respect thereof;

(G)  ANALOGOUS EFFECT

     any event occurs which under the laws of the CI, BVI or the PRC has an analogous effect to any of the events referred to in paragraphs 13(D) to 13(F) above;

(H)  LEGAL, VALID AND BINDING

     any action, condition or thing at any time required to be taken, fulfilled or done in order (i) to enable MLS, the Company, the Issuer or TYNER lawfully to enter into, exercise their respective rights and perform and comply with their respective obligations under and in respect of the Bonds or the Trust Deed or the other Transaction Documents, (ii) to ensure that those obligations are legal, valid, binding and enforceable and (iii) to make the Bonds Certificates and the Trust Deed and the other Transaction Documents admissible as evidence in the courts of the CI, BVI and the PRC is not taken, fulfilled or done;

(I)  ILLEGALITY

     it is or will become unlawful for MLS, the Company, the Issuer or TYNER to perform or comply with any of its material obligations under or in respect of the Bonds or the Trust Deed;

(J)  TRANSACTION SECURITY NOT IN EFFECT

     any Transaction Document is not (or is claimed by MLS, the Company or other Group member party thereto not to be) in full force and effect (with all necessary approvals necessary therefor having been obtained), other than (but without prejudice to Condition 6.3.12(B) and Condition 13(B)) the failure to obtain the approval of the Hebei Provincial Commercial Bureau to, and the registration with the Baoding Administration of Industry and Commerce of, the PRC Share Pledges;

(K)  GOVERNMENT INTERVENTION OR FOREIGN EXCHANGE RESTRICTIONS

     (i) all or any material part of the undertaking, assets and revenues of the Company, the Issuer or any Subsidiary Operating Company is condemned, seized or otherwise appropriated by any person acting under the authority of any national, regional or local government; or

     (ii) the Company, the Issuer or any Subsidiary Operating Company is prevented by any such person from exercising normal control over all or any substantial part of its undertaking, assets and revenues; or

     (iii) any governmental authority of the PRC or any province, municipality or other local or regional jurisdiction therein shall have enacted any rule, regulation or law to take any action that restricts TYNER from remitting the full amount of its distributable profits that were earned for any period, together with retained earnings of prior periods, as at the end of such period, to its shareholders as and when determined by its board of directors (other than the reserve requirements as specified in Condition 5.22(E) prevailing as of the date hereof) which in each case has or could be reasonably expected to have a Material Adverse Effect;

(L)  MISREPRESENTATIONS

     any representation or warranty given pursuant to Condition 5 or in any provision of any certificate or other document required to be delivered by the Company under any Transaction Document proves to have been inaccurate, incomplete or misleading in any material respect and (if such default is capable of being remedied in the opinion of the Trustee acting on the instructions of the Bondholders pursuant to an Extraordinary Resolution) is not remedied within 30 days after notice thereof from the Trustee to the Company; or

(M)  MATERIAL ADVERSE CHANGE

     there has been a material adverse effect or material adverse change in
(i) the business, operation or financial condition of the Company, the Issuer, TYNER or the Group (taken as a whole) which affects the ability of any of them to perform their respective payment obligations under the Transaction Documents or (ii) the validity, legality or enforceability of any Transaction Document.

13.  FURTHER ISSUE

     The Company may, from time to time, with the consent of Bondholders create and issue additional bonds either having the same terms and conditions as the Tranche B Bonds in all respects (save for the date of issue and the first payment of interest on them) so that such additional bonds shall be consolidated and form a single series with the Tranche B Bonds or upon such terms as the Company may determine.

14.  PRESCRIPTION

     Claims against the Company for payment of principal, premium, if any, and/or interest, if any, in respect of Tranche B Bonds will become prescribed unless made within 10 years in the case of principal and five years in the case of premium and interest from the relevant date for payment.

15.  REPLACEMENT OF CERTIFICATES

     If any Certificate is lost, stolen, mutilated, defaced or destroyed it may be replaced at the specified office of the Registrar, subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and the giving of such indemnity and/or security and production of such evidence as the Company may reasonably require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

16.  AGENTS

     The initial Agents and Registrar and their initial specified offices are listed below. Subject to the terms of the Agency Agreement, the Company reserves the right at any time with the prior written approval of the Trustee to vary or terminate the appointment of any Agent, the Registrar or the Share Transfer Agent and appoint additional or other Agents or a replacement Registrar or Share Transfer Agent, provided that it will maintain (i) a Principal Agent, (ii) a Registrar, (iii) a Share Transfer Agent, and (iv) a paying agent, transfer agent and conversion agent). Notice of any change in the Agents, the Registrar or the Share Transfer Agent or their specified offices will promptly be given to the Bondholders.

17.  MEETINGS OF BONDHOLDERS; MODIFICATION AND WAIVER

(A)  MEETINGS OF BONDHOLDERS

     The Trust Deed contains provisions for convening meetings of Bondholders holding Tranche A Bonds and Tranche B Bonds to consider matters relating to the Bonds, including the modification of any of these Conditions or any provisions of the Trust Deed. Any such modification may be made if sanctioned by an Extraordinary Resolution (as defined in the Trust Deed). Such a meeting may be convened by the Trustee or the Company, or by the Trustee upon the request in writing of Bondholders holding not less than one-tenth of the aggregate principal amount of the outstanding Bonds. The quorum for any meeting convened to vote on an Extraordinary Resolution will be one or more persons holding or representing not less than two-thirds of the aggregate principal amount of the Bonds for the time being outstanding, or at any adjourned meeting one or more persons being or representing Bondholders holding a clear majority of the principal amount of the Bonds held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (i) to modify the status or ranking of the Tranche B Bonds, (ii) to reduce or cancel the principal amount of or rate of interest or other amounts in respect of the Tranche B Bonds, (iii) to change the currency of payment of the Tranche B Bonds or the due date or date for any payment in respect of the Tranche B Bonds, (iv) to modify the provisions concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution, or (v) to modify this proviso, in which case the necessary quorum will be one or more persons holding or representing not less than three-quarters, or at any adjourned meeting one or more persons holding Bonds and/or bring proxies or representatives and holding or representing in the aggregate not less than a clear majority in principal amount of the Bonds for the time being outstanding so held or represented. Any Extraordinary Resolution duly passed shall be binding on Bondholders whether or not they were present at the meeting at which such resolution was passed. The Trust Deed provides that a written resolution signed by or on behalf of the holders of not less than 90 per cent. of the principal amount of the Bonds outstanding shall be as valid and effective as a duly passed Extraordinary Resolution.

(B)  MODIFICATION AND WAIVER

     The Trustee may agree, without the consent of the Bondholders, to (i) any modification of any of the provisions of the Trust Deed which is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of law, and (ii) any other modification (except as mentioned in the Trust Deed), and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed which is in the opinion of the Trustee not materially prejudicial to the interests of the Bondholders. Any such modification, authorisation, or waiver shall be binding on the Bondholders and, if the Trustee so requires, shall be notified to the Bondholders as soon as practicable.

(C)  ENTITLEMENT OF THE TRUSTEE

     In connection with the exercise of its functions (including but not limited to those in relation to any proposed modification, authorisation or waiver) the Trustee shall have regard to the interests of the Bondholders as a class and shall not have regard to the consequences of such exercise for individual Bondholders and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim from the Company, any indemnification or payment in respect of any tax consequences of any such individual Bondholders.

18.  ENFORCEMENT

     At any time after the Tranche B Bonds become due and payable and amounts in respect thereof remain outstanding, the Trustee may at any time without notice, institute such proceedings as it thinks fit to enforce its rights under the Trust Deed in respect of the Bonds, but if it has been so requested in writing by the holders of a least two thirds in principal amount of the outstanding Bonds or has been so directed by an Extraordinary Resolution, but it shall not be bound to do so unless it has been indemnified or provided with security to its satisfaction.

     The Trustee may, in making any determination under these Conditions, act on the opinion or advice of, or information obtained from, any expert (including the Manager) and will not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience which may result from it so acting.

     Until the Trustee has actual or express knowledge to the contrary, the Trustee may assume that no Default has occurred.

     The Trustee is not liable for any failure to monitor compliance by the Company with the Conditions (including Conditions 6 (Covenants) and 12 (Events of Default)) and may rely upon the information provided to it in any certificate by the Company pursuant to these Conditions.

19.  INDEMNIFICATION OF THE TRUSTEE

     The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility. The Trustee is entitled to enter into business transactions with the Company and any of its Subsidiaries and affiliated companies without accounting for any profits.

20.  NOTICES

     Notices to the Bondholders shall be valid if delivered to their respective addresses and/or facsimile numbers contained in the register of Bondholders. Any such notice shall be deemed to have been given when delivered or 5 days after registered posting, whichever is earlier, or, in the case of fax, at the time of despatch if the correct error-free transmission report is received provided that if such communication would take effect outside business hours in the place of receipt then it shall be deemed to be received on the next business day in the place of receipt. Any communication not by letter shall be confirmed by letter but failure to send or receive the letter of confirmation shall not invalidate the original communication. For so long as the Bonds and/or Shares held by the Initial Purchaser are secured under the debenture and the Share Charge, all notices must be copied to the Notes Trustee.

21.  GOVERNING LAW AND JURISDICTION

(A)  GOVERNING LAW

     The Trust Deed, the Agency Agreement and the Bonds are governed by, and shall be construed in accordance with, English Law.

(B)  SUBMISSION TO JURISDICTION

     The Company has in the Trust Deed (i) submitted irrevocably to the jurisdiction of the courts of England for the purposes of hearing and determining any suit, action or proceedings or settling any disputes arising out of or in connection with the Trust Deed or the Bonds; (ii) waived any objection which it might have to such courts being nominated as the forum to hear and determine any such suit, action or proceedings or to settle any such disputes and agreed not to claim that any such court is not a convenient or appropriate forum; (iii) designated Law Debenture Corporate Services Ltd at 100 Wood Street, London EC2V 7EX, United Kingdom to accept service of any process on its behalf in England; (iv) consented to the enforcement of any judgement; and (v) to the extent that it may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process, and to the extent that in any such jurisdiction there may be attributed to itself or its assets or revenues such immunity (whether or not claimed), agreed not to claim and irrevocably waived such immunity to the full extent permitted by the laws of such jurisdiction.

22.  CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

     No person shall have any right to enforce any term or condition of the Tranche B Bonds under the Contract (Rights of Third Parties) Act 1999 unless otherwise stated.

                               PRINCIPAL AGENT,
                      TRANSFER AGENT AND CONVERSION AGENT

            Deutsche Bank AG (acting through its Hong Kong Branch)
                            55/F Cheung Kong Center
                            2 Queen's Road Central
                                   Hong Kong



                                   REGISTRAR


                      Deutsche Bank AG, Hong Kong Branch
                            55/F Cheung Kong Center
                            2 Queen's Road Central
                                   Hong Kong

                               FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned hereby transfers to

.......................................

.......................................

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

US$ ................ principal amount of the Tranche B Bonds (having identifying numbers .......) in respect of which this Certificate is issued, and all rights in respect thereof.

All payments in respect of the Tranche B Bonds hereby transferred are to be made (unless otherwise instructed by the transferee) to the following account:

Name of bank:

US$ account number:

For the account of:



Dated:
       --------------------------------------------

       Certifying Signature

Name:
       --------------------------------------------




Notes:

     (c) A representative of the Bondholder should state the capacity in which he signs, e.g. executor.

     (d) The signature of the transferor shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Agent or the Registrar may require.

                                  SCHEDULE 3
                    PROVISIONS FOR MEETINGS OF BONDHOLDERS
                    --------------------------------------


For the purposes of this Schedule:

     "24 HOURS" means a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid; and

     "48 HOURS" means 2 consecutive periods of 24 hours.

     (a)  (i)    A holder of a Bond may by an instrument in writing (a "FORM OF
                 PROXY") in the form available from the specified office of any Agent in English signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the Agent not later than 24 hours before the time fixed for any meeting, appoint any person (a
                 "PROXY") to act on his or its behalf in connection with any meeting or proposed meeting of Bondholders.

          (ii) A holder of a Bond which is a corporation may by delivering to any Agent not later than 24 hours before the time fixed for any meeting a resolution of its Directors or other governing body in English authorise any person to act as its representative (a "REPRESENTATIVE") in connection with any meeting or proposed meeting of Bondholder.

           (iii) Any proxy appointed pursuant to sub-paragraph 1(a)(i) above or representative appointed pursuant to sub-paragraph (a)(ii) above shall so long as such appointment remains in force be deemed, for all purposes in connection with any meeting or proposed meeting of Bondholders specified in such appointment, to be the holder of the Bonds to which such appointment relates and the holder of the Bond shall be deemed for such purposes not to be the holder.

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

     (b) "BLOCK VOTING INSTRUCTION" shall mean a document in the English language issued by the Principal Agent and dated, in which:

          (i) it is certified that Bonds are registered in the books and records maintained by the Registrar in the names of specified registered holders;

          (ii) it is certified that each holder of such Bonds or a duly authorised agent on his or its behalf has instructed the Principal Agent that the vote(s) attributable to his or its Bonds so registered should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjournment thereof and that all such instructions are, during the period of 48 hours prior to the time for which such meeting or adjourned meeting is convened, neither revocable nor subject to amendment;

          (iii) the total number and the identifying numbers of the Bonds so registered are listed, distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

          (iv) any person named in such document (hereinafter called a "PROXY") is authorised and instructed by the Principal Agent to cast the votes attributable to the Bonds so listed in accordance with the instructions referred to in (ii) and (iii) above as set out in such document.

     (c) Block voting instructions and forms of proxy shall be valid for so long as the relevant Bonds shall be duly registered in the name(s) of the registered holder(s) certified in the block voting instruction or, in the case of a form of proxy, in the name of the appointor but not otherwise and notwithstanding any other provision of this Schedule and during the validity thereof the proxy shall, for all purposes in connection with any meeting of holders of Bonds, be deemed to be the holder of the Bonds of the relevant Series to which such block voting instructions or form of proxy relates.

1 The Company or the Trustee may at any time convene a meeting of Bondholders. If it receives a written request by Bondholders holding at least 10 per cent. in principal amount of the Bonds for the time being outstanding and is indemnified to its satisfaction against all costs and expenses, the Trustee shall convene a meeting of Bondholders. Every meeting shall be held at a time and place approved by the Trustee.

2 At least 21 days' notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Bondholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of meeting, be given in the manner provided in the Conditions and shall specify, unless the Trustee otherwise agrees, the nature of the resolutions to be proposed and shall include a statement to the effect that the holders of Bonds may appoint proxies by executing and delivering a form of proxy in English to the specified office of an Agent not later than 24 hours before the time fixed for the meeting or, in the case of corporations, may appoint representatives by resolution in English of their Directors or other governing body and by delivering an executed copy of such resolution to the Agent not later than 24 hours before the time fixed for the meeting.

3 A person (who may, but need not, be a Bondholder) nominated in writing by the Trustee may act as chairman of a meeting but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Bondholders present shall choose one of their number to be chairman, failing which the Company may appoint a chairman. The chairman of an adjourned meeting need not be the same person as was chairman of the original meeting.

4 At a meeting one or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than 10 per cent. in principal amount of the Bonds for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business, and no business (other than the choosing of a chairman) shall be transacted unless the requisite quorum be present at the commencement of business. The quorum at a meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate at least two-thirds in principal amount of the Bonds for the time being outstanding provided that the quorum at any meeting the business of which includes any of the matters specified in the proviso to paragraph 15 shall be one or more persons so present holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than three quarters in principal amount of the Bonds for the time being outstanding.

5 If within half an hour from the time fixed for a meeting a quorum is not present the meeting shall, if convened upon the requisition of Bondholders or if the Company and the Trustee agree, be dissolved. In any other case it shall stand adjourned to such date, not less than 14 nor more than 42 days later, and to such place as the chairman may decide. At such adjourned meeting one or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than a majority in principal amount of the Bonds for the time being outstanding shall form a quorum and may pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting provided that at any adjourned meeting at which is to be proposed an Extraordinary Resolution for the purpose of effecting any of the modifications specified in the proviso to paragraph 15 the quorum shall be one or more persons so present holding Bonds or being proxies or representatives and holding or representing in the aggregate a clear majority in principal amount of the Bonds for the time being outstanding.

6 The chairman may with the consent of (and shall if directed by) a meeting adjourn the meeting from time to time and from place to place but no business shall be transacted at an adjourned meeting which might not lawfully have been transacted at the meeting from which the adjournment took place.

7 At least 10 days' notice of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at the adjourned meeting. No notice need, however, otherwise be given of an adjourned meeting.

8 Each question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) which he may have as a Bondholder or as a holder of a voting certificate or as a proxy or representative.

9 Unless a poll is (before or on the declaration of the result of the show of hands) demanded at a meeting by the chairman, the Company, the Trustee or by one or more persons holding one or more Bonds or being proxies or representatives and holding or representing in the aggregate not less than 2 per cent. in principal amount of the Bonds for the time being outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10 If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question on which the poll has been demanded.

11 A poll demanded on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

12 The Company and the Trustee (through their respective representatives) and their respective financial and legal advisers may attend and speak at any meeting of Bondholders. No one else may attend or speak at a meeting of Bondholders unless he is the holder of a Bond or is a proxy or a representative.

13 On a show of hands every holder who is present in person or any person who is present and is a proxy or a representative shall have one vote and on a poll every person who is so present shall have one vote in respect of each US$500,000 principal amount of Bonds held or in respect of which he is a proxy or a representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.

14   A proxy need not be a Bondholder.

15 A meeting of Bondholders shall, subject to the Conditions, in addition to the powers given above, but without prejudice to any powers conferred on other persons by this Trust Deed, have power exercisable only by Extraordinary Resolution:

     (A) to sanction any proposal by the Company for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Bondholders against the Company whether or not such rights arise under this Trust Deed;

     (B) to sanction the exchange or substitution for the Bonds of, or the conversion of the Bonds into, shares, bonds, or other obligations or securities of the Company or any other entity;

     (C) to assent to any modification of this Trust Deed or the Bonds which shall be proposed by the Company or the Trustee;

     (D) to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution;

     (E) to give any authority, direction or sanction required to be given by Extraordinary Resolution;

     (F) to appoint any persons (whether Bondholders or not) as a committee or committees to represent the interests of the Bondholders and to confer on them any powers or discretions which the Bondholders could themselves exercise by Extraordinary Resolution;

     (G) to approve the substitution of any entity for the Company (or any previous substitute) as principal debtor under this Trust Deed;

     (H)   to approve a proposed new Trustee and to remove a Trustee; and

     (I) to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Bonds,

     provided that the special quorum provisions contained in paragraph 4 and, in the case of an adjourned meeting, in paragraph 5 shall apply in relation to any Extraordinary Resolution for the purpose of making any modification to the provisions contained in this Trust Deed or the Bonds which would have the effect of:

           (i)   modifying the status or ranking of the Bonds;

           (ii) reducing or cancel the principal amount of or rate of interest or other amounts in respect of the Bonds;

           (iii) changing the currency of payment of the Bonds or the due date or date for any payment in respect of the Bonds;

           (iv) modifying the provisions concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution; or

           (v)   modifying this proviso.

16 An Extraordinary Resolution passed at a meeting of Bondholders duly convened and held in accordance with this Trust Deed shall be binding on all the Bondholders, whether or not present at the meeting, and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances of such resolution justify the passing of it.

17 The expression "EXTRAORDINARY RESOLUTION" means a resolution passed at a meeting of Bondholders duly convened and held in accordance with these provisions by a majority consisting of not less than two-thirds (or, in the case of the matters listed in paragraph 15(i) to (v) above, 80%) of the votes cast.

18 A resolution in writing signed by or on behalf of the holders of not less than 90 per cent. in principal amount of the Bonds who for the time being are entitled to receive notice of a meeting in accordance with these provisions shall for all purposes be as valid as an Extraordinary Resolution passed at a meeting of Bondholders convened and held in accordance with these provisions. Such resolution in writing may be in one document or several documents in like form each signed by or on behalf of one or more of the Bondholders.

19 Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting of Bondholders, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

20 Subject to all other provisions contained in this Trust Deed the Trustee may without the consent of the Bondholders prescribe such further regulations regarding the holding of meetings and attendance and voting at them or regarding the making of resolutions in writing as the Trustee may in its sole discretion determine including (without limitation) such regulations and requirements as the Trustee thinks reasonable to satisfy itself that persons who purport to make any requisition in accordance with this Trust Deed are entitled to do so and that those who purport to attend or vote at a meeting or to sign a written resolution are entitled to do so.

                                  SCHEDULE 4
                 TRUSTEE'S POWERS IN RELATION TO THE SECURITY

(a) Power to demand and collect or arrange for the collection of and receive all amounts which shall from time to time become due and payable in respect of any security.

(b) Power to compound, give receipts and discharges for, settle and compromise any and all sums and claims for money due and to become due in respect of any security.

(c) Power to exercise all or any of the powers or rights which but for the creation of any security would have been exercisable by the Company.

(d) Power to file any claim, to take any action, and to institute and prosecute or defend any legal, arbitration or other proceedings.

(e) Power to lodge claims and prove in and to institute, any insolvency or bankruptcy proceedings of whatsoever nature relating to the Company.

(f) Power to execute, deliver, file and record any statement or other paper to create, preserve, perfect or validate the creation of any security to enable the Trustee to exercise and enforce its rights under this Trust Deed.

(g) Power to apply for, obtain, make and renew any approvals, permissions, authorisations and other consents and all registrations and filings which may be desirable or required to create or perfect any security or to ensure the validity, enforceability or admissibility in evidence of this Trust Deed in any jurisdiction.





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


IN WITNESS whereof this Trust Deed has been executed as a deed on the date stated at the beginning.



THE COMPANY

EXECUTED AS A DEED by                                     )
YINGLI GREEN ENERGY HOLDING                               )
COMPANY LIMITED                                           )
                                                          )    /s/ Liansheng Miao
                                                              --------------------------------------------
                                                          )   Name: Liansheng Miao
                                                          )   Attorney/Director
                                                          )   Duly authorized, for and on behalf of
                                                          )   YINGLI GREEN ENERGY HOLDING
                                                          )   COMPANY LIMITED

In the presence of:


..................................................
                  Witness

Name:

Address:



TRUSTEE

DB TRUSTEES (HONG KONG) LIMITED


By:  /s/ Lawrence Ying Hung Chan
    ----------------------------

Name: Lawrence Ying Hung Chan

Title: Director


By:  /s/ Aric Kay-Russell
    ----------------------------

Name: Aric Kay-Russell

Title: Director


                                      72